EXHIBIT 10.1
THIS LEASE AGREEMENT, made this 30th day of June 2011,

Between                      Princeton Corporate Plaza, LLC,
a New Jersey limited liability company, located at 7 Deer Park Drive, Suite A, in the Township of South Brunswick in the County of Middlesex and State of New Jersey and having a postal address at Monmouth Junction, NJ 08852( “Landlord”),

And                      Insmed, Inc.,
a Delaware Corporation, located at 11 Deer Park, Suite 117, in the township of South Brunswick in the County of Middlesex and State of New Jersey and having a postal code of 08852 ( “Tenant”);

Witnesseth that Landlord does hereby lease to Tenant and Tenant does hereby rent from Landlord, the following described premises: approximately 27,035 square feet of space in Landlord’s building at 9 Deer Park Drive, Suite  (the “Demised Premises”), in the Township of South Brunswick in the County of Middlesex and State of New Jersey being known as Block 97 Lot 13.05 on the tax map of the Township of South Brunswick (the “Property”) and being further described as the cross-hatched area on the Demised Premises Plan marked Exhibit A attached hereto and made a part hereof, for a Term of three (3) years, commencing on January 1, 2012 (the “Commencement Date”) and ending on Dec 31, 2014 (the “Expiration Date”), to be used and occupied only and for no other purpose than office and laboratories (the “Use”), provided, however, that said Use shall be strictly limited and subject to the activities set forth in Tenant’s Application for Nonresidential Use Performance Standards and Tenancy Review submitted to and approved by the Township of South Brunswick regardless of whether said approval has been received as of the date of execution of this Lease (the “Tenancy Review”).

Upon the following Conditions and Covenants:

1st
Payment of Rent.  Commencing on the Commencement Date, Tenant covenants and agrees to pay to Landlord, as Base Rent for and during the Term hereof without defense, demand or offset, the sum of One Million Five Hundred Thousand Four Hundred Forty Four and no/100 Dollars ($1,500,444.00) payable on the first day of each month during the Term in the following manner:  $41,679.00 per month together with such Additional Rent as may hereinafter be provided (collectively, the “Rent”).  If the Commencement Date shall fall on a day other than the first day of a month, the Base Rent and any Additional Rent payable hereunder shall be apportioned for the number of days remaining in that month from the Commencement Date through the last day of the calendar month in which the Commencement Date occurs.

2nd	Advance Rental. Upon the execution hereof, Tenant shall pay $215,058.00 to Landlord representing:

1) one month’s advance rental (applied to the first month’s rent) broken out as follows:

one (1) month’s Base Rent in the amount of $41,679.00
one-twelfth (1/12) of Tenant’s Proportionate Share of estimated annual Operating Expenses $14,328.00 one (1) month's HVAC maintenance in the amount of $120.00
one (1) month's gas and electric usage in the amount of $21,402.00

2) the security required hereunder in the amount of $77,529.00

3) the cost of Tenant’s Alterations as set forth in Section 11.3 and Exhibit B-1 in the amount of $60,000.

3rd           Not Used.

4th
Security.  Tenant has this day deposited with Landlord the sum of $77,529.00, as security for the payment of the Rent hereunder and the full and faithful performance by Tenant of the covenants and conditions on the part of Tenant to be performed.  Said sum shall be returned to Tenant, without interest, after the expiration of the Term hereof provided that Tenant has fully and faithfully performed all such covenants and conditions on the part of Tenant to be performed.  During the Term hereof, Landlord may, if Landlord so elects, have recourse to such security, to make good any default by Tenant in which event Tenant, shall, on demand, promptly restore said security to its original amount.  Liability to repay said security to Tenant shall run with the reversion and title to the Demised Premises, whether any change in ownership thereof be by voluntary alienation or as the result of judicial sale, foreclosure or other proceedings, or the exercise of a right of taking or entry by any mortgagee.  Landlord shall have the right to assign or transfer said security for the benefit of Tenant, to any subsequent owner or holder of the reversion or title to the Demised Premises, in which case the assignee shall become liable for the repayment thereof as herein provided, and the assignor shall be deemed to be released by Tenant from all liability to return such security.  This provision shall be applicable to every alienation or change in title and shall in no way be deemed to permit Landlord to retain the security after termination of Landlord’s ownership of the reversion or title.  Tenant shall not mortgage, encumber or assign said security without the prior written consent of Landlord.

5th
Net Lease.  It is the purpose and intent of Landlord and Tenant that the Base Rent shall be net to Landlord, so that this Lease shall yield, net to Landlord, the Base Rent specified in the 1st Section of this Lease in each year during the Term of this Lease.  All costs, expenses, taxes, damages and charges of every kind and nature relating to the Demised Premises (except any payment on account of interest and principal under any mortgages or deeds of trust) which may arise or become due during the Term of this Lease shall be paid by Tenant.

6th           Proportionate Share.
1)
The approximate rentable area of the Demised Premises leased to Tenant is approximately 27,035 square feet.  The total rentable area of the building of which the Demised Premises are a part is approximately 54,938 square feet. Tenant's share of costs and charges, if applicable, as set forth in this Lease shall be determined by dividing the rentable square footage of the Demised Premises by the total rentable square footage of the building of which the Demised Premises is a part (“Tenant’s Proportionate Share”).  As of the Commencement Date it is, therefore, established that Tenant's Proportionate Share is forty nine and twenty one one-hundredths percent (49.21%).

2)	Tenant’s Proportionate Share shall be adjusted from time to time as appropriate based upon adjustments to the total square footage of the building and/or the square footage rented by Tenant.

7th           Operating Expenses.
1)
It is understood and agreed that in addition to the Base Rent to be paid by Tenant during the Term of this Lease and any renewals thereof, Tenant shall pay to Landlord Tenant’s Proportionate Share of all taxes, assessments, water rents, rates and charges, sewer rents and other governmental impositions. Tenant shall also pay Tenant’s Proportionate Share of Landlord’s cost of the operation of common area appurtenances, the maintenance, and repairs of and for the building of which the Demised Premises are a part, the maintenance, repair and replacement of the parking lot, sidewalks, curbs and landscaped areas, which shall include but not necessarily be limited to the following: cleaning, sweeping, snow removal, striping, landscaping, insurance, lighting, trash removal, and policing if  necessary, plus an administrative charge of fifteen percent (15%) of said costs (“Operating Expenses”).

2)
Nothing herein contained shall require or be construed to require Tenant to pay any inheritance, estate, succession, transfer, gift, franchise, corporation, income or profit tax, or capital levy that is or may be imposed upon or that is or may be payable by Landlord, its successors or assigns.

3)
Commencing on the Commencement Date, Tenant shall pay monthly Tenant’s Proportionate Share of Operating Expenses based upon Landlord’s reasonable estimate of the current year expenses due from Tenant. Thereafter, Landlord shall provide an actual statement of expenses to Tenant on a calendar year basis and Tenant shall pay or receive a credit for the difference between the actual amount and the estimate.  Tenant's subsequent monthly estimated payments shall be adjusted accordingly.   Upon Tenant's request, Landlord shall provide to Tenant copies of invoices substantiating the statement of actual expenses.  To the extent that Landlord incurs expenses that are disproportionately allocable to Tenant as a result of Tenant's occupancy as  determined by Landlord, Tenant's Proportionate Share shall not apply to said disproportionate expense items and Tenant shall pay the amount that is actually incurred by Landlord as a result of its tenancy.

4)	Landlord’s cost for regular HVAC maintenance to units servicing the Demised Premises shall be billed monthly to Tenant as a separate item.

5)
Should Tenant's maintenance or service requirements exceed the standard supplied to the other tenants of the Property, Tenant shall pay the additional costs attributable to such extra requirements.  Said additional costs will be billed to Tenant either (i) as incurred or (ii) with the annual Operating Expense reconciliation, in the sole discretion of Landlord.

6)
All taxes, charges, costs and expenses which Tenant assumes or agrees to pay under any provisions of this Lease together with all interest and penalties that may accrue thereon in the event of Tenant's failure to pay the same as herein provided shall be deemed to be Additional Rent and, in the event of non-payment, Landlord shall have all the rights and remedies herein provided in the case of non-payment of Rent.

8th
Taxes, Licenses and Fees.  Tenant shall make timely payment of all ad valorem or other taxes and assessments levied upon Tenant’s stock of merchandise, fixtures, furnishings, furniture, equipment, supplies and other property located on or used in connection with the Demised Premises and of all privilege and business licenses, fees, taxes and similar charges.

9th           Tenant's Electric Responsibility.
1)
All electrical current utilized by Tenant within the Demised Premises, including, without limitation, HVAC shall be at Tenant's sole cost and expense.  Landlord shall not be liable for any inconvenience or harm caused by any stoppage or reduction of any utilities and services, and in no event shall the stoppage of any utilities and services excuse Tenant from the timely payment of Rent.

2)
Landlord may install a separate meter to measure Tenant’s use of electricity and, in such event, Tenant shall, at Tenant’s sole cost and expense, arrange and pay for all utilities and services required for the Demised Premises, including payment of any deposit which may be required by the utility company.

3)
In the event a separate meter is not provided, then bills shall be rendered to Tenant based upon an estimated amount of $15,770.00 per month.  The estimated amount may be adjusted from time to time based upon changes in utility company rates or if, in the judgment of Landlord, Tenant's demand and consumption varies from this estimate.  The amount thereof shall be deemed to be Additional Rent and shall be due and payable at the same time as the monthly installments of Rent shall be due from Tenant.

10th           Tenant's Gas Usage Responsibility.
1)
Landlord shall provide Tenant heat at Tenant's sole cost and expense.  All gas usage utilized by Tenant within the Demised Premises shall be strictly at Tenant's sole cost and expense.  Landlord shall not be liable for any inconvenience or harm caused by any stoppage or reduction of any utilities and services, and in no event shall the stoppage of any utilities and services excuse Tenant from the timely payment of Rent.

2)
Landlord may install a separate meter to measure Tenant's gas usage and, in such event, Tenant shall, at Tenant’s sole cost and expense, arrange and pay for all utilities and services required for the Demised Premises, including payment of any deposit which may be required by the utility company.

3)
In the event a separate meter is not provided, then bills shall be rendered to Tenant based upon an estimated amount of $5,632.00 per month.  The estimated amount may be adjusted from time to time based upon changes in utility company rates or if, in the judgment of Landlord, Tenant's demand and consumption varies from this estimate.  The amount thereof shall be deemed to be Additional Rent and shall be due and payable at the same time as the monthly installments of Rent shall be due from Tenant

11th           Acceptance and Workletter.
1)	Landlord shall complete at its own expense and in a good and workmanlike manner all of the alterations set forth on Exhibit B (“Landlord’s Work”) attached hereto and made a part hereof.

2)
Tenant acknowledges that it has inspected and examined the Demised Premises and, except as set forth in Exhibit B, has entered into this Lease without any representations on the part of Landlord, its agents or representatives as to the condition thereof, and, except as set forth in Exhibit B,  is leasing and accepting the Demised Premises “as-is” and “where-is”.  No representations or promises, except as specified herein, have been made by or on behalf of Landlord, its agents, employees or representatives, or by any real estate broker, prior to or at the execution of this Lease, and Landlord is not bound by, and Tenant will make no claim on account of, any representation, promise or assurance, expressed or implied, with respect to conditions, repairs, improvements, services, accommodations, concessions or any other matter, other than as contained herein.

3)
Landlord shall at Tenant’s sole cost and expense complete in a good and workmanlike manner and in compliance with all government rules and regulations all of the alterations set forth on Exhibit B-1 (“Tenant’s Work”) attached hereto and made a part hereof. Tenant has this day paid $60,000.00 to Landlord, which represents an estimated twenty percent (20%) downpayment of Landlord’s estimated cost of Tenant’s Work.  Upon completion of Tenant’s Work, Landlord shall provide Tenant with a statement of the actual costs of Tenant’s Work and Tenant shall pay the balance due to the Landlord in equal monthly installments over the remaining term of the Lease beginning upon receipt of said statement

12th           Commencement Date.
1)	The Commencement Date shall be earlier or later than the date set forth at the beginning of this Lease under the following circumstances:

a)    The Lease will not commence until the work listed in Exhibit B, to be performed by Landlord, is substantially completed, unless Tenant chooses to occupy the Demised Premises, or any part thereof, prior to substantial completion, in which case the Commencement Date shall be the date of said occupancy by Tenant and the Expiration Date shall be the last day of the month immediately preceding the 3rd anniversary of the Commencement Date.

b)    Except as provided in the preceding paragraph, the Commencement Date will not be altered if the work listed in Exhibit B, to be performed by Landlord, is not substantially completed due to (i)changes requested by Tenant to Exhibit B after this Lease was executed or (ii) the failure of Tenant to promptly provide Landlord with any information necessary for the timely completion of the work listed in Exhibit B or (iii) the failure of Tenant to cooperate with Landlord in completion of the work listed in Exhibit B to such an extent as to cause the delay.

2)    If the Commencement Date occurs other than on the first day of a month, the Expiration Date shall be the last day of the calendar month in which the 3rd anniversary of the Commencement Date occurs. Substantial completion shall be deemed to have occurred even though (i) minor details of Landlord’s work remain to be done, provided such details do not materially interfere with the Tenant’s occupancy of the Demised Premises, or (ii) any work or installation other than Landlord’s work being performed by Tenant itself has not been completed.

3)
Landlord shall not be liable for failure to give possession of the Demised Premises, or any part thereof,  upon the Commencement Date by reason of the fact that the Demised Premises, or any part thereof, are not ready for occupancy, or due to a prior tenant holding over in the Demised Premises or due to any other person being in possession of the Demised Premises or for any other reason.

13th
Repairs and Care.  Tenant has examined the Demised Premises and has entered into this Lease without any representation on the part of Landlord as to the condition thereof except as set forth in the Lease.  Tenant shall take good care of the Demised Premises and shall at Tenant’s sole cost and expense, make all repairs, including painting and decorating, and shall maintain the Demised Premises in good condition and state of repair.  Tenant shall neither encumber nor obstruct the sidewalks, driveways, yards, entrances, hallways and stairs in and about the Property, but shall keep and maintain the same in a neat and clean condition as to its own activities, free from debris, trash and refuse.

14th
Glass,  Damage and Repairs.  In case of the destruction of or any damage to the glass in the Demised Premises, or the destruction of or damage of any kind whatsoever to the Property, which is caused by the carelessness or negligence on the part of Tenant or Tenant’s agents, employees, guests licensees, invitees, subtenants, assignees or successors, Tenant shall promptly repair at its sole cost and expense said damage or replace or restore said glass at Tenant’s sole cost and expense.

15th
Utilities.  Tenant shall be responsible for the cost of the prompt repair of any utility, ventilating, heating, air conditioning, electrical, gas and other utility lines within the Demised Premises, except if damage outside the Demised Premises is caused by the acts or omissions of Tenant, its agents, servants or employees, in which event Tenant shall likewise be responsible for the cost of repair of such damage outside the Demised Premises. Landlord will guarantee the HVAC and electrical systems for the period of one (1) year from the Commencement Date except in the case where damage is due to the acts or omissions of Tenant, including, but not limited to, Tenant’s failure to reimburse Landlord its HVAC maintenance charges.  Landlord shall not be liable for any inconvenience or harm caused by any stoppage or reduction of any utilities and services, and in no event shall the stoppage or reduction of any utilities and services excuse Tenant from the timely payment of Rent.

16th           Alterations and Improvements.
1)
No alterations, additions or improvements shall be made, and no climate regulating, air conditioning, cooling, heating or sprinkler systems, television or radio antennas, heavy equipment, apparatus or fixtures, shall be installed in or attached to the Demised Premises, without the prior written consent of Landlord, which shall not be unreasonably withheld, and the issuance of all required permits from all government agencies having jurisdiction.  Except as provided below, all such alterations, additions or improvements attached to the Demised Premises shall belong to and become the property of Landlord and be surrendered with the Demised Premises and as a part thereof upon the expiration or sooner termination of this Lease, without hindrance, molestation or injury.

2)
Provided that Tenant is not in default of any of the terms of this Lease, Tenant shall have the right to remove any trade fixtures which were installed at Tenant’s sole cost and expense; provided, however, that (i) Tenant shall not remove any equipment, furnishings or mechanical fixtures that are fixed in place and mechanically or electrically connected to the building and/or its systems and (ii)Tenant shall restore the Demised Premises to the condition existing prior to the installation of the trade fixtures which are removed, reasonable wear and tear excepted.

17th
Construction Lien.  If any construction, mechanics’ or other liens shall be created or filed against the Demised Premises by reason of labor performed or materials furnished for Tenant in the creation, construction, completion, alteration, repair or addition to any building or improvement, Tenant shall, at Tenant’s sole cost and expense within ten (10) business days of Landlord’s notice to Tenant of its filing, cause such lien or liens to be satisfied and discharged of record together with any other liens that may have been filed.  Failure to discharge said liens within the aforesaid ten (10) business day period shall entitle Landlord to resort to such remedies as are provided herein in the case of any default of this Lease, in addition to any remedies permitted by law.

18th
Tenant Loans and Landlord Subordination.  Should Tenant desire to use its property located within the Demised Premises as collateral on any loan, Landlord shall not be required to execute any documents evidencing its consent and subordination to any such loan unless and until Landlord has been provided with true copies of all of the loan documents, including, but not limited to, the note, the security agreement and a complete description of the proposed collateral.  Any such consent and subordination documents shall be in a form and under terms and conditions that are acceptable to Landlord.

19th
Signs.  Tenant shall not place any signs of any kind whatsoever upon, in or about the Property or any part thereof, except of a design and structure and in or at such places as may be indicated and consented to by Landlord in writing.  In case Landlord or Landlord’s agents, employees or representatives shall deem it necessary to remove any such signs in order to paint or make any repairs, alterations or improvements in or upon the Property or any part thereof, they may be so removed, but shall be replaced at Landlord’s expense when the said repairs, alterations or improvements shall have been completed.  Any signs permitted by Landlord shall at all times conform with all municipal ordinances or other laws and regulations applicable thereto.  Landlord’s consent shall not be required for signs placed within the Demised Premises which are not visible from outside the Demised Premises.

20th
End of Term.  Upon the Expiration Date or sooner termination of this Lease, Tenant shall:  (a) leave the Demised Premises in a “broom clean” condition;  (b) remove all of Tenant’s property;  (c) remove all signs in and about the Demised Premises and restore that portion of the Demised Premises on which they were placed;  (d) repair all damage caused by moving; and (e) return the Demised Premises to Landlord in the same condition as it was at the beginning of the Term (i.e. after all work on exhibit B has been completed), except for normal wear and tear.

21st
Removal of Tenant’s Property.  Any equipment, fixtures, goods or other property of Tenant not removed by Tenant upon the expiration or sooner termination of this Lease or upon any quitting, vacating or abandonment of the Demised Premises by Tenant, or upon Tenant’s eviction, shall be considered as abandoned and Landlord shall have the right, without any notice to Tenant, to sell or otherwise dispose of the same, at the sole cost and expense of Tenant, and shall not be accountable to Tenant for any part of the proceeds of such sale, if any.

22nd
Compliance with Laws, Etc.  Tenant shall promptly comply with (i) all laws, ordinances, rules, regulations, requirements and directives of the Federal, State and Municipal governments or public authorities and of all of their departments, bureaus and subdivisions, applicable to and affecting the Demised Premises, its use and occupancy, for the correction, prevention and abatement of nuisances, violations or other grievances in, upon or connected with the Demised Premises, during the Term; and (ii) all orders, regulations, requirements and directives of the Board of Fire Underwriters or similar authority; and (iii) the requirements of any insurance companies which have issued or are about to issue policies of insurance covering the Property and/or its contents, for the prevention of fire or other casualty, damage or injury, at Tenant’s sole cost and expense.

23rd           Environmental Matters.
1)
Tenant warrants and represents that, with respect to maintenance and operations thereon of the Demised Premises and any other premises that it occupies anywhere in the United States, it is in compliance with all laws, ordinances, rules, regulations and policies of any government authority having jurisdiction regarding the environment, human health or safety (collectively, “Environmental Laws”), including, but not limited to, its storage and use of chemicals, its generation and disposal of hazardous wastes and the training, education and safety of its employees.

2)	Tenant shall remain in compliance with the above representations during its entire occupancy of the Property or any part thereof.

3)
Landlord and Landlord’s agents, employees or other representatives shall have the right to demand documentation supporting these representations.  The failure of Tenant to supply any documentation so demanded within thirty (30) days of written notice of such demand (or immediately in the case of an emergency or suspected violation) shall entitle Landlord to the option of canceling this Lease, and the Term hereof is hereby expressly limited accordingly.

4)	Tenant shall comply with all of the terms of Exhibit C which is attached hereto and made a part hereof.

24th	Restriction of Use.

1)    Tenant shall not occupy or use the Demised Premises or any part thereof, nor permit or suffer the same to be occupied or used for any purposes other than for the Use, nor for any purpose deemed unlawful, disreputable, or extra-hazardous on account of fire or other casualty, nor in a manner which interferes with other tenants in the beneficial use of their premises.

2)    Tenant covenants and agrees not to suffer, allow or permit any offensive or obnoxious vibration, noise, odor or other undesirable effect to emanate from the Demised Premises or from any machine, equipment or other installation therein, or otherwise suffer, allow or permit the same to constitute a nuisance or otherwise interfere with the safety, comfort or convenience of  Landlord or any of the other tenants or occupants of the building or their customers, clients, patron, guests, agents or invitees, or any others lawfully in or upon the Property.  Tenant, and its employees, customers, clients, patrons, guests, agents or invitees, shall not make or commit any unreasonable noises or disturbances of any kind in the Demised Premises, nor anywhere else on the Property, nor mark or defile the water closets, toilet rooms or the walls, windows, doors or any other part of the Property, nor interfere in any way with other tenants or those having business in the Property.  Tenant, and its employees, customers, clients, patrons, guests, agents or invitees, shall comply with the State of New Jersey’s law regarding smoking in pubic places and will only smoke in designated areas.

3)    Tenant shall not conduct, nor permit any other person to conduct, any auction upon the Demised Premises. Tenant shall not permit the Demised Premises to be used for gambling or any other illegal activity. Canvassing, soliciting and peddling on the Property are prohibited, and Tenant shall cooperate to prevent the same.

25th           Assignment and Sublet.
1)
Tenant shall not, without the prior written consent of Landlord, assign, mortgage or hypothecate this Lease, nor sublet or sublease the Demised Premises or any part thereof or permit any other person or business to use the Demised Premises except as permitted in this 25th Section .  If Tenant shall be a corporation, limited liability company or partnership, a transfer of a controlling interest of Tenant shall be deemed an assignment of this Lease and subject to the provisions of this Section.  The provisions of this Section shall be binding upon the legal representatives of Tenant and every person to whom Tenant’s interest under this Lease passes by operation of law or otherwise.

2)    Provided Tenant is not in default under any of the terms or conditions of this Lease, Landlord will not unreasonably withhold consent to a partial sublet of the Demised Premises, provided that Tenant remains in occupancy of the Demised Premises and that the subtenant does not violate any of the terms of this Lease.

3)    If Tenant requests Landlord’s consent to an assignment of this Lease or a subletting of all or any part of the Demised Premises, Tenant shall submit to Landlord:  (i) the name of the proposed assignee or subtenant; (ii) the terms of the proposed assignment or subletting; (iii) the nature of the proposed assignee or subtenant’s business and its proposed use of the Demised Premises; (iv) such information as to the financial responsibility and general reputation of the proposed assignee or subtenant as Landlord may require; and (v) a summary of plans and specifications for revising the floor layout of the Demised Premises.

4)
Upon receipt of all such information from Tenant, Landlord shall have the option, to be exercised in writing within thirty (30) days after such receipt, to cancel and terminate this Lease if the request is to assign this Lease or to sublet all or substantially all of the Demised Premises or, if the request is to sublet a portion of the Demised Premises only, to cancel and terminate this Lease with respect to such portion, in each case as of the date set forth in Landlord’s notice of exercise of such option which shall not be less than sixty (60)  nor more than ninety (90) days after the date of such notice.  If Landlord shall fail to exercise its option to cancel and terminate this Lease with respect to all or a part of the Demised Premises as above provided, Landlord shall not thereby be deemed to have consented to the proposed assignment or subletting, unless, prior to the expiration of the aforesaid thirty (30) day period, Landlord shall have delivered its written consent thereto to Tenant.

5)
If Landlord shall cancel this Lease in whole or in part as above provided, Tenant shall surrender possession of the Demised Premises, or the portion of the Demised Premises which is the subject of the request, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the Demised Premises.  If this Lease shall be cancelled as to a portion of the Demised Premises only, (i) the Rent payable by Tenant hereunder shall be adjusted proportionately by multiplying the Rent then in effect by a fraction, the numerator of which is the number of rentable square feet in the portion of the Demised Premises to be retained and the denominator of which is the rentable square feet of the entire Demised Premises leased at the time of Tenant’s request for consent to the assignment or sublet, and (ii) Landlord, at Landlord’s expense, shall have the right to make any alterations to the Demised Premises required, in Landlord’s judgment, to make the portion of the Demised Premises surrendered a self-contained rental unit with access through corridors to any and all common areas, elevators, toilets and amenities serving such space.  At Landlord’s request, Tenant shall execute and deliver an agreement, in form satisfactory to Landlord, setting forth any modifications to this Lease contemplated or resulting from the operation of this Section;  however, neither Landlord’s failure to request such agreement nor Tenant’s failure to execute such agreement shall vitiate the effect of any cancellation pursuant to this Section.

6)
Notwithstanding any assignment or sublet, Tenant shall not be released from any obligation under this Lease without the express written consent of Landlord, which consent may be withheld in Landlord’s sole discretion.

26th
Access to Demised Premises.  Tenant agrees that Landlord and Landlord’s agents, employees or other representatives, shall have the right to enter into and upon the Demised Premises or any part thereof, at all reasonable hours and with reasonable notice, for the purpose of examining the same or making such repairs or alterations therein as may be necessary for the safety and preservation thereof as determined in Landlord’s sole and absolute discretion.  This clause shall not be deemed to be a covenant by Landlord nor be construed to create an obligation on the part of Landlord to make such inspection or repairs.  Landlord shall have the right to enter the Demised Premises at any time without notice to Tenant in case of emergency. In all cases of entry by Landlord, Landlord shall use commercially reasonable efforts to minimize disruption of Tenant’s use of the Demised Premises.

27th           Reimbursement of Landlord.
1)
If Tenant shall fail or refuse to comply with or perform any conditions and covenants of this Lease, Landlord may, if Landlord so elects, carry out and perform such conditions and covenants, at the cost and expense of Tenant, and the said cost and expense shall be payable on demand, or at the option of Landlord shall be added to the installment of Rent due immediately thereafter but in no case later than one (1) month after such demand, whichever occurs sooner, and shall be due and payable as such. This remedy shall be in addition to such other remedies as Landlord may have hereunder by reason of the breach by Tenant of any of the covenants and conditions contained in this Lease.

2)
Tenant shall pay all legal fees and expenses incurred by Landlord in (i) enforcing or modifying the terms of the Lease, (ii) commencing and prosecuting a suit for the recovery of the Demised Premises, damages or any amounts owed to Landlord, (iii) commencing and prosecuting a declaratory action, (iv) prosecuting the Landlord’s rights in any bankruptcy proceeding involving the Tenant, (v) defending an action or counterclaim brought by Tenant, (vi) preparing for or appearing in an arbitration, mediation or other non-judicial proceeding and (vii) connection with the enforcement of any post-judgment collection remedy.

28th
Late Charges, Returned Check Charges, Etc..  Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain.  Accordingly:

1)
If any installment of Rent or any sum due from Tenant shall not be received by Landlord or Landlord's designee within seven (7) days after the due date then Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue amount.

2)	If any Tenant check deposited by Landlord is returned unpaid, Tenant shall pay to Landlord a returned check charge equal to two (2) times the amount charged to Landlord by Landlord’s Bank.

3)
If two (2) or more Tenant checks are returned to Landlord in any twelve (12) month period, Landlord shall have the right to require all charges due from Tenant for the balance of the Term to be paid by certified check, bank check or money order.

4)
If and when any installment of Rent or any sum due from Tenant has not been paid within ninety (90) days after the due date, then Landlord shall have the right from the ninety-first (91st) day forward to charge interest on Tenant’s entire unpaid balance at the rate of eight percent (8%) per annum until all Rent due from Tenant has been received by Landlord.

5)
Any such late charge, returned check charge and/or interest charge, if not previously paid, shall, at the option of the Landlord, be added to and shall become part of the succeeding rental payment to be made hereunder and shall be deemed to constitute Additional Rent.

6)
Late charges, returned check charges and interest charges shall be in addition to and not in lieu of any other remedy Landlord may have and is in addition to any reasonable fees and charges of any agents or attorneys Landlord may employ as a result of any default under this Lease.

29th
Default;  Remedies upon Tenant’s Default.  If there should occur any default on the part of Tenant in the performance of any conditions and covenants herein contained including, without limitation, the payment of Rent when due, or if during the Term hereof the Demised Premises or any part thereof shall be or become abandoned or deserted, vacated or vacant, or should Tenant be evicted by summary proceedings or otherwise, Landlord, in addition to any other remedies herein contained or as may be permitted by law, may either by force or otherwise, without being liable for prosecution therefor or for damages, re-enter the Demised Premises and have and again possess and enjoy the same; and as agent for Tenant or otherwise, re-let the Demised Premises and receive the rents therefor and apply the same, first to the payment of such expenses, reasonable attorney fees and costs, as Landlord may have incurred in the re-entering and repossessing of the same and in making such repairs and alterations as may be necessary; and second to the payment of the Rent due hereunder. Tenant shall remain liable for such Rent as may be in arrears and also the Rent as may accrue subsequent to the re-entry by Landlord, to the extent of the difference between the Rent reserved hereunder and the Rent, if any, received by Landlord during the remainder of the unexpired term hereof, after deducting the aforementioned expenses, fees and costs; the same to be paid as such deficiencies arise and are ascertained each month.  Landlord shall have the right to elect to terminate the Term by giving notice of such election, and the effective date thereof, to Tenant and to receive Termination Damages, defined as the amount which, at the time of actual payment thereof to Landlord, is the sum of :

1)	all accrued but unpaid Rent;

2)
the present value (calculated using the most recently available (at the time of calculation) published weekly average yield on United States Treasury securities having maturities comparable to the balance of the then remaining Term) of the sum of all payments of Rent remaining due (at the time of calculation) until the date the Term would have expired (had there been no election to terminate it earlier) less the present value (similarly calculated) of all payments of Rent to be received through the end of the Term (had there been no election to terminate it earlier) from a lessee, if any, of the Demised Premises under commercially reasonable terms existing at the time of calculation (and it shall be assumed for purposes of such calculations that (i) the amount of future Additional Rent due per year under this Agreement will be equal to the average Additional Rent per month due during the twelve (l2) calendar months immediately preceding the date of any such calculation, increasing annually at a rate of eight percent (8%) compounded; and  (ii) if any calculation is made before the end of the first full calendar year of occupancy under this Lease, operating expenses may be extrapolated based on the year-to-date experience of Landlord);

3)	Landlord's cost of demolishing any leasehold improvements to the Demised Premises; and

4)
that amount, which as of the occurrence of the default on the part of Tenant, bears the same ratio to the costs, if any, incurred by Landlord (and not paid by Tenant) in building out the Demised Premises in accordance with this Lease as the number of months remaining in the Term (immediately before the occurrence of the said default) bears to the number of months in the entire Term (immediately before the occurrence of the said default).

30th
Termination on Default.  Upon the occurrence of any of the contingencies set forth in  the 29th Section of this Lease, or should Tenant be adjudicated a bankrupt, insolvent or placed in receivership, or should proceedings be instituted by or against Tenant for bankruptcy, insolvency, receivership, agreement of composition or assignment for the benefit of creditors, or if this Lease or the estate of Tenant hereunder shall pass to another by virtue of any court proceedings, writ of execution, levy, sale or by operation of law, Landlord may, if Landlord so elects, at any time thereafter, terminate this Lease and the Term hereof, upon giving to Tenant or to any trustee, receiver, assignee or other person in charge of or acting as custodian of the assets or property of Tenant, five (5) days notice. Upon the giving of such notice, this Lease and the Term hereof shall end on the date fixed in such notice as if the said date was the date originally fixed in this Lease for the expiration hereof; and Landlord shall have the right to remove all persons, goods, fixtures and chattels therefrom, by force or otherwise, without liability for damages.

31st
Tenant’s Right to Cure.  Anything in this Lease to the contrary notwithstanding, in the event of a default under the terms, covenants, provisions and conditions of this Lease other than the vacating by Tenant of the Demised Premises, Tenant shall have the right to cure and correct the same but only within the following specified periods next following receipt of notice from Landlord specifying said event of default:

1)	five (5) days with respect to defaults in the payment of Rent; and

2)	sixty (60) days with respect to an adjudication of bankruptcy of Tenant or any assignment by Tenant for the benefit of its creditors; and

3)
thirty (30) days with respect to all other acts of default; and if the correction of the said event of default requires the performance by Tenant of any work which cannot reasonably be performed within such time period, the said period shall be extended until said work is completed provided that Tenant commences the performance of said work and thereafter promptly and diligently pursues said work to completion.  In any such event, Tenant shall furnish Landlord with written evidence of its acts and efforts in the performance and completion of any said work and Tenant shall indemnify and hold harmless the Landlord and each mortgagee of the Property from and against any and all liabilities, damages, claims, losses, judgments, causes of action, costs and expenses (including the reasonable fees and expenses of counsel) which may be incurred by the Landlord or any such mortgagee relating to or arising out of the Tenant's failure to complete the work within the time required hereunder.

32nd
Non-Waiver by Landlord.  The various rights, remedies, options and elections of Landlord expressed herein are cumulative, and the failure of Landlord to enforce strict performance by Tenant of the conditions and covenants of this Lease or to exercise any remedy herein conferred or the acceptance by Landlord of any installment of Rent after any breach by Tenant, in one or more instances, shall not be construed or deemed to be a waiver or a relinquishment for the future by Landlord of any such conditions, covenants, options, elections or remedies, but the same shall continue in full force and effect.

33rd
Waiver of Redemption.  Upon the expiration or sooner termination of this Lease or in the event of entry of judgment for the recovery of possession of the Demised Premises in any action or proceeding, or if Landlord shall enter the Demised Premises by process of law or otherwise, Tenant, for itself and all persons claiming through or under Tenant, including, but not limited to, its creditors, hereby waives and surrenders any right or privileges of redemption provided or permitted by any statute, law or decision now or hereafter in force, to the extent legally authorized, and does hereby waive and surrender all rights or privileges which it may or might have under and by reason of any present or future law or decision, to redeem the Demised Premises or for a continuation of this Lease after having been dispossessed or ejected therefrom by process of law, or otherwise.  Such expiration or termination shall not release or discharge any obligation of Tenant to pay Rent or any other liability incurred by reason of any covenant herein contained on the part of Tenant to be performed.

34th           Renewal Option.
1)
Tenant has the option to renew for one (1) successive one (1) year term(s) upon six (6) months written notice to Landlord prior to the expiration of the term of this Lease, time being of the essence; provided, however, that Tenant is not in default under any of the terms and conditions of this Lease and no event has occurred which with the giving of notice,  passage of time, or both, would constitute an event of default on the date (i) this option is exercised and (ii) the renewal term commences.  Base Rent for the renewal term shall be increased by the greater of five percent (5%) or  the increases (if any) in the Consumer Price Index as published by the U.S. Department of Labor (“CPI”).  Base Rent for the renewal term shall be determined (and shall be effective for the entire then operative lease years in the renewal term) by multiplying the annualized Base Rent in the last month of the prior term by the greater of a) five percent (5%) or b) a fraction, the denominator of which fraction shall be the CPI figure for the month which is two (2) months prior to the month in which the Commencement Date occurred (the “CPI Month”) and the numerator of which fraction shall be the figure published for the corresponding month in the preceding lease year.  The CPI used shall be the All Urban Consumers (CPI-U), U.S. City Average.

2)
Should the CPI cease to be published, then the closest similar published index by an agency of the U.S. Government shall be substituted.  Should there be no such substitute, the parties hereto shall, under the rules of the American Arbitration Association, agree to a substitute formula or source, designed to accomplish the same original purpose of this provision.

35th
Limitations.  Any claim, demand, right or defense by Tenant that arises out of this Lease, or the negotiations that preceded this Lease, shall be barred unless Tenant commences an action thereon, or interposes a defense by reason thereof, within six (6) months after the date of the inaction, omission, event or action that gave rise to such claim, demand, right or defense.  Tenant acknowledges and understands, after having consulted with its legal counsel, that the purpose of this Section is to shorten the period within which Tenant would otherwise have to raise such claims, demands, rights or defenses under applicable Laws.

36th	Not Used.

37th	Not Used.

38th
Casualty Insurance. Landlord shall carry insurance for fire, extended coverage, vandalism, malicious mischief and other endorsements deemed advisable by Landlord, insuring all improvements on the Property, including the Demised Premises and all leasehold improvements thereon and appurtenances thereto (excluding Tenant's merchandise, trade fixtures, furnishings, equipment and personal property) for the full insurable value thereof, with such deductibles as Landlord deems advisable.  The cost of such insurance shall be included in Operating Expenses.

39th
Right to Exhibit.  Tenant agrees from time to time to permit Landlord and Landlord’s agents, employees or other representatives to enter and show the Demised Premises to persons wishing to rent or purchase the same, and Tenant agrees that on and after six (6) months next preceding the expiration of the Term, Landlord or Landlord’s agents, employees or other representatives shall have the right to place notices on the front of the Property or the Demised Premises or any part thereof, offering the same for rent or for sale; and Tenant hereby agrees to permit the same to remain thereon without hindrance or molestation.

40th
Mortgage Priority.  This Lease shall not be a lien against the Property in respect to any mortgages that may hereafter be placed upon said Property.  This Lease is subject and subordinate to all ground or underlying leases and to all mortgages that may now or hereafter affect the Property, including all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages.  The recording of any such mortgage or mortgages shall have preference and precedence and be superior and prior in lien to this Lease, irrespective of the date of recording.  This clause shall be self-operative and no further instrument of subordination shall be required by any ground lessor or by any mortgagee in order to effectuate such subordination.

41st
Certification.   Tenant/Landlord shall, without charge, and at any time during the Term execute and promptly deliver to Landlord/Tenant or its agent, within ten (10) days after written request from Landlord/Tenant or its agent, as the case may be, its certification as to:  (i) whether this Lease has been modified or amended, and if so, the date, substance and manner of such modification or amendment; (ii) as to the validity and force and effect of this Lease; (iii) as to the existence of any default hereunder, and if so, the nature, scope and extent thereof; (iv) as to the existence of any offsets, counterclaims or defenses on the part of Tenant/Landlord, and if so, the nature, scope and extent thereof; (v) as to the commencement and termination dates of the Term; (vi) as to the dates to which Rent has been paid; (vii) such financial and other credit information as Landlord/Tenant may reasonably request in connection with any prospective financing or sale of the Demised Premises or the Property; and (viii) as to any other matters as may reasonably be so requested.  Any such certificate may be relied upon by Landlord/Tenant and any other person, firm or corporation to whom the same may be exhibited or delivered, and Tenant/Landlord shall be bound by the contents of such certificate.  A refusal by Tenant/Landlord to execute and deliver such certificate in accordance with the provisions of this Section shall entitle Landlord/Tenant to the option of canceling this Lease on five (5) days notice.

42nd
Attornment.  Neither the foreclosure of any mortgage affecting the Demised Premises, nor the institution of any suit, action, summary, or other proceeding by Landlord or any mortgagee, nor the sale, conveyance or transfer of the Demised Premises by Landlord, shall result, by operation of law or otherwise, in the cancellation or termination of this Lease or the obligations of Tenant hereunder, and Tenant covenants and agrees to attorn to Landlord, the holder of any mortgage, or the purchaser, grantee, or transferee of the Demised Premises.

43rd
Condemnation and Eminent Domain.  If the land and Property of which the Demised Premises are a part, or any portion thereof, shall be taken under eminent domain or condemnation proceedings, or if suit or other action shall be instituted for the taking or condemnation thereof, or in lieu of any formal condemnation proceedings or actions, Landlord shall grant an option to purchase and or shall sell and convey the Property or any portion thereof, to the governmental or other public authority, agency body or public utility seeking to take the Property or any portion thereof, then this Lease, at the option of Landlord, shall terminate, and the Term hereof shall end as of such date as Landlord shall fix by notice in writing as if such date were the date designated as the last day of the Term set forth above; and Tenant shall have no claim or right to claim or be entitled to any portion of any amount which may be awarded as damages or paid as the result of such condemnation proceedings or paid as the purchase price for such option, sale or conveyance in lieu of formal condemnation proceedings; and all rights of Tenant to damages, if any, are hereby assigned to Landlord. Tenant agrees to execute and deliver any instruments promptly upon demand, at the expense of Landlord, as may be deemed necessary or required to expedite any condemnation proceedings or to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the Property or any portion thereof.  Tenant covenants and agrees at its sole cost and expense to vacate the Demised Premises, remove all Tenant’s personal property therefrom and deliver up peaceable possession thereof to Landlord or to such other party designated by Landlord in the aforementioned notice.  Failure by Tenant to comply with any provisions in this clause shall subject Tenant to such costs, expenses, damages and losses as Landlord may incur by reason of Tenant’s breach hereof including, without limitation, attorneys’ fees.

44th
Fire and other Casualty.  In case of fire or other casualty affecting the Demised Premises, Tenant shall give immediate notice to Landlord or, in case of fire or other casualty affecting the Property other than the Demised Premises, Tenant shall give immediate notice to Landlord upon Tenant obtaining knowledge of such fire or casualty.  If the Demised Premises shall be partially damaged by fire, the elements or other casualty, Landlord shall repair the same as speedily as practicable, but Tenant’s obligation to pay the Rent hereunder shall not cease.  If, in the opinion of Landlord, the Demised Premises is so extensively and substantially damaged as to render them untenantable, then the Rent shall cease until such time as the Demised Premises shall be made tenantable by Landlord.  However, if, in the opinion of Landlord, the Demised Premises is totally destroyed or so extensively and substantially damaged as to require practically a rebuilding thereof, then the Rent shall be paid up to the time of such destruction and then and from thenceforth this Lease shall automatically and without notice come to an end.  In no event however, shall the provisions of this clause become effective or be applicable, if the fire or other casualty and damage shall be the result of the carelessness, negligence or improper conduct of Tenant or Tenant’s agents, employees, guests, licensees, invitees, subtenants, assignees or successors.  In such case, Tenant’s liability for the payment of the Rent and the performance of all the covenants, conditions and terms hereof on Tenant’s part to be performed shall continue and Tenant shall be liable to Landlord for the damage and loss suffered by Landlord.  If Tenant shall have been insured against any of the risks herein covered, then the proceeds of such insurance shall be paid over to Landlord to the extent of Landlord’s costs and expenses to make the repairs hereunder, and such insurance carriers shall have no recourse against Landlord for reimbursement.

45th
Liability Insurance.  Tenant, at Tenant’s sole cost and expense, shall obtain or provide and keep in full force and effect for the benefit of Landlord, during the Term, commercial general liability insurance, insuring Landlord against any and all liability or claims of liability arising out of, occasioned by or resulting from any accident or otherwise in or about the Demised Premises, for injuries to any person or persons, for limits of not less than One Million and 00/100 Dollars ($1,000,000.00) for injuries to one person and Two Million and 00/100 Dollars ($2,000,000.00) for injuries to more than one person, in any one accident or occurrence, for not less than One Million and 00/100 Dollars ($1,000,000.00) for loss or damage to the property of any person or persons.  The policy or policies of insurance shall be of a company or companies authorized to do business in the State in which the Property is located and shall be delivered to Landlord, together with evidence of the payments of the premiums therefor, not less than fifteen (15) days prior to the commencement of the Term hereof or of the date when Tenant shall enter into possession, whichever occurs sooner.  At least fifteen (15) days prior to the expiration or termination date of any policy, Tenant shall deliver a renewal or replacement policy with proof of the payment of the premium therefor. Landlord shall obtain and maintain during the Term, commercial general liability insurance against claims for bodily injury, personal injury, death or property damage occurring on, in or about the Property or as a result of ownership of the facilities located in the Property for limits of not less than One Million and 00/100 Dollars ($1,000,000.00) for injuries to one person and Two Million and 00/100 ($2,000,000.00) for injuries to more than one person in any one accident or occurrence, for not less than One Million and 00/100 Dollars ($1,000,000.00) for loss or damage to the property of any person or persons.  Such policy shall include a contractual liability endorsement and shall cover Landlord's indemnity obligation described in Section 47.  The cost of such insurance shall be included in Operating Expenses.  The amount of insurance to be carried by Landlord shall be an amount Landlord deems reasonably necessary or appropriate in connection with the use and operation of the Property and customarily carried with respect to similar properties in Middlesex County, New Jersey or as any mortgagee of Landlord may require.

46th
Tenant’s Indemnity.  Tenant, at its sole cost and expense agrees to and shall indemnify, defend and hold and keep harmless Landlord and its agents, representatives, employees, constituent members, successors and assigns, from and against any and all claims, actions, demands and suits, for, in connection with or resulting from any accident, injury or damage whatsoever (including, without limitation, reasonable attorneys’ fees and actual out-of-pocket costs of enforcement of this provision) caused to any person or property arising, directly or indirectly, in whole or in part, out of the business conducted in or the use of the Demised Premises, or occurring in, on or about the Demised Premises, or arising, directly or indirectly, in whole or in part, from any act or omission of Tenant or any concessionaire or subtenant or their respective licensees, servants, agents, employees or contractors, or arising out of the breach or default by Tenant of any term, provision, covenant or condition contained in the Lease, and from and against any and all losses, costs, expenses, judgments and liabilities incurred in connection with any claim, action, demand, suit or other proceeding brought thereon.  This indemnity shall include defending or resisting any proceeding, by attorneys reasonably satisfactory to Landlord.  This indemnity shall be insured as a contractual obligation under the policy of liability insurance Tenant is required to carry hereunder.

47th
Landlord’s Indemnity.  Landlord, at its sole cost and expense agrees to and shall indemnify, defend and hold and keep harmless Tenant and its agents, representatives, employees, constituent members, successors and assigns, from and against any and all claims, actions, demands and suits, for, in connection with or resulting from any accident, injury or damage whatsoever (including, without limitation, reasonable attorneys’ fees and actual out-of-pocket costs of enforcement of this provision) caused to any person or property arising from any negligence or willful misconduct of Landlord or its respective licensees, servants, agents, employees or contractors, except to the extent due to the negligence or willful misconduct of Tenant.

48th
Tenant’s Contents Insurance.  Tenant shall hold Landlord harmless and fully indemnify Landlord against any claims for damages to Tenant’s contents, except in the case of subrogation by an insurance company.  In addition to all other insurance required hereunder, Tenant shall fully insure its contents located in, on or about the Demised Premises, at full replacement value.  Tenant shall furnish Landlord with a certificate of such insurance from time to time to evidence the continued existence of said policy.  Said certificate shall clearly state that such insurance may not be cancelled except upon ten (10) days written notice to Landlord.  Should Tenant at any time fail to maintain said contents  coverage, said failure shall not be a default hereunder but shall constitute a defacto waiver of all rights of recovery against Landlord for any loss or damage of any nature whatsoever to Tenant's property regardless of the cause of said damage.

49th
Exculpation.  Notwithstanding anything to the contrary set forth in this Lease, it is specifically understood and agreed by Tenant that there shall be absolutely no personal liability on the part of Landlord or any individuals associated with Landlord, including, but not limited to, any partners, members or shareholders of Landlord nor joint venturers with Landlord nor any of their successors, assignees, heirs, executors, administrators or personal and legal representatives with respect to any of the terms, covenants and conditions of this Lease, and Tenant shall look solely to the equity, if any, of Landlord in the Property for the satisfaction of each and every remedy (including, without limitation, equitable remedies) of Tenant in the event of any breach by Landlord of any of the terms, covenants and conditions of this Lease to be performed by Landlord; such exculpation of personal liability to be absolute and without any exception whatsoever.

50th
Non-Liability of Landlord.  Neither Landlord nor any of its agents, co-venturers, representatives, employees, constituent members, successors or assigns shall be liable for any damage or injury which may be sustained by Tenant or by any other person, nor shall Tenant have any right to claim an eviction or constructive eviction as a consequence of: (i) any defect, latent or apparent in the Demised Premises; or (ii) any change of conditions in the Demised Premises; or (iii) the failure, breakage, leakage or obstruction of the street or sub-surface; or (iv) the failure, breakage, leakage or obstruction of the water, plumbing, steam, sewer, waste or soil pipes; or (v) the failure, breakage, leakage or obstruction of the roof, walls, drains, leaders, gutters, valleys, downspouts or the like; or (vi) the failure, breakage, leakage or obstruction of the electrical, gas, power, conveyor, refrigeration, sprinkler, air conditioning or heating systems; or (vii) the failure, breakage, leakage or obstruction of  elevators or hoisting equipment; or (viii) any structural failure; or (ix) the elements; or (x) any theft or pilferage; or (xi) any fire, explosion or other casualty; or (xii) the carelessness, negligence or improper conduct on the part of  any other tenant or of Landlord, or Landlord’s or this or any other tenant’s respective agents, employees, guests, licensees, invitees, subtenants, assignees or successors; or (xiii) any interference with, interruption of or failure, beyond the control of Landlord, of any services to be furnished or supplied by Landlord.  All property kept, maintained or stored in, on or at the Demised Premises shall be so kept, maintained or stored at the sole risk of Tenant.

51st
Increase of Insurance Rates.  If for any reason it shall be impossible to obtain fire and other hazard insurance on the buildings and improvements on the Property, in an amount and in the form and in insurance companies acceptable to Landlord, Landlord may, if Landlord so elects at any time thereafter, terminate this Lease and the Term hereof, upon giving to Tenant fifteen (15) days’ notice, and upon the giving of such notice, this Lease and the Term thereof shall terminate and end as of the date set forth in said notice as if such date were the date designated as the last day of the Term set forth above.  If by reason of the use to which the Demised Premises are put by Tenant or character of or the manner in which Tenant’s business is carried on, the insurance rates for fire and other hazards shall be increased, Tenant shall upon demand, pay to Landlord, as Additional Rent, the amount by which the premiums for such insurance are increased.  Such payment shall be paid with the next installment of Rent but in no case later than one (1) month after such demand, whichever occurs sooner.

52nd
Waiver of Subrogation Rights.  Tenant and Landlord waive all rights of recovery against each other and each other’s agents, employees or other representatives, for any loss, damages or injury of any nature whatsoever to property or persons for which Tenant or Landlord is insured.  Tenant shall obtain from Tenant’s insurance carriers, and shall promptly deliver to Landlord, waivers of subrogation rights under its respective policies required hereunder.

53rd
No Broker.  Tenant and Landlord warrant that they have not dealt with any real estate broker in connection with negotiations for, or execution of, this Lease.  In the event of any misrepresentation by either Tenant or Landlord, the misrepresenting party agrees to hold the other harmless from any costs or claims, including, without limitation, reasonable attorneys’ fees.

54th
Notices.  Any and all notices, requests or other such communications required under the terms of this Lease shall be given either (i) by certified or registered mail, return receipt requested, postage prepaid, or (ii) a national overnight delivery service with receipt provided therefor, prepaid, to the address of the parties as shown at the head of this Lease or to such other address as may be designated in writing, which notice of change of address shall be given in the same manner.  Notice shall be deemed effective if by mail, on the third (3rd) business day after mailing thereof, and if by overnight delivery, on the next business day after deposit or pick-up by such overnight delivery service.

55th
Force Majeure.  Except for Tenant’s obligation to pay rent, the period of time during which Landlord or Tenant is prevented or delayed in performing any improvements or repairs or fulfilling any obligation required by Landlord or Tenant under this Lease due to delays caused by reason of fire, catastrophe, strikes or labor trouble, civil commotion, acts of God or the public enemy, governmental prohibitions or regulations, or inability or difficulty in obtaining materials, or other causes beyond Landlord’s or Tenant’s control, as the case may be, shall be added to Landlord’s or Tenant’s time for performance thereof, and Landlord or Tenant shall have no liability by reason thereof.

56th
Rules and Regulations.  Rules and regulations regarding use of the Demised Premises and the Property, including the walkways and parking areas, and the use thereof, which may hereafter be promulgated by Landlord from time to time, shall be observed by Tenant and Tenant’s employees, agents and business invitees.  Landlord reserves the right to rescind any rules promulgated hereafter, and to make such other and further rules and regulations as, in its reasonable judgment, may from time to time be desirable for the safety and cleanliness of the Demised Premises and the Property and for the preservation of good order therein, which rules, when so made, and notice given to Tenant, shall have the same force and effect as if originally made a part of this Lease.

57th
Validity of Leases.  The terms, conditions, covenants and provisions of this Lease shall be deemed to be severable.  If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.

58th
Title and Quiet Enjoyment.  Landlord covenants and represents that Landlord is the sole owner of the Property herein leased and has the right and authority to enter into, execute and deliver this Lease; and does further covenant that Tenant on paying the Rent and performing the conditions and covenants herein contained, shall and may peaceably and quietly have, hold and enjoy the Demised Premises for the Term.

59th
Entire Lease.  This Lease contains the entire contract between the parties hereto.  No representative, agent or employee of Landlord has been authorized to make any representations or promises with reference to the within letting or to vary, alter or modify the terms hereof.  No additions, changes or modifications, renewals or extensions hereof shall be binding unless made in writing and signed by Landlord and Tenant.

60th
Lease Submission.  If this Lease is offered to Tenant by an employee or agent of the Landlord, such offer is made subject to Landlord’s acceptance and approval; and Tenant has executed this Lease upon the understanding that this Lease shall not in any way bind Landlord until such time as the same has been approved and executed by Landlord and a counterpart delivered to or received by Tenant.

61st
Conformation with Laws and Regulations. Landlord may pursue the relief or remedy sought in any invalid clause in this Lease, by conforming the said clause with the provisions of the statutes or the regulations of any governmental agency in such case made and provided, as if the particular provisions of the applicable statutes or regulations were set forth herein at length.

62nd	Recordation. Tenant covenants and agrees not to place this Lease on record without the consent of Landlord, which consent may be withheld for any reason.

63rd
Waiver of Trial by Jury.  THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE DEMISED PREMISES, AND/OR CLAIM OF INJURY OR DAMAGE.

64th	Jurisdiction. This Lease shall be construed and interpreted in accordance with the substantive and procedural laws of the State of New Jersey.

65th	Headings. The descriptive headings of the Sections of this Lease are inserted for convenience only and shall not control or affect the meaning or construction of any of its provisions.

66th
Gender, etc.  In all references herein to any parties, persons, entities or corporations the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of the within instrument may require.

67th
Succession.  All the terms, covenants and conditions herein contained shall be for and shall inure to the benefit of and shall bind the respective parties hereto, and their heirs, executors, administrators, personal or legal representatives, successors and assigns.

68th
Consents.  With respect to any provision of this Lease which requires that Landlord shall not unreasonably withhold or unreasonably delay any consent or approval, Tenant hereby waives any claim for money damages.  Tenant shall not claim any money damages by way of setoff, counterclaim or defense based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed any consent or approval.  Tenant’s sole and exclusive remedy shall be an action or proceeding for specific performance or injunction.

69th
Holding Over.  Any holding over or continued occupancy by Tenant after the Expiration Date (other than as may have been provided for in this Lease or in amendments executed in accordance with the 34th Section of this Lease) shall not operate to extend or renew this Lease or to imply or create a new lease.  In such event, Landlord shall have the right to immediately terminate Tenant’s occupancy or to treat Tenant’s occupancy as a month-to-month tenancy, in which event Tenant shall continue to perform all Lease obligations, including the payment of Base Rent at a rate equal to two hundred percent (200%) of the Base Rent as shall be in effect immediately prior to the termination of the Term hereof.  In no event however, shall Tenant be relieved of any liability to Landlord for damages resulting from such holding over.  If the Demised Premises is not surrendered as required, Tenant shall indemnify, defend and hold harmless Landlord from and against any and all damages, losses and liabilities resulting therefrom, including, without limitation, any claims made by any succeeding tenant arising out of such delay.  Tenant’s obligation under this Section shall survive the expiration or sooner termination of this Lease.

70th           Landlord’s Representations.  Landlord hereby warrants and represents to Tenant that:

1)	Landlord has full power and authority to enter into this Lease and the person executing this Lease on behalf of Landlord is authorized to do so.

2)	Landlord has received no notice of any material violations affecting the Demised Premises or the Property.

3)	Landlord has received no notice of any spills, releases, leaks or discharges of Hazardous Substances, as defined in Exhibit C attached hereto and made a part hereof, at or from the Demised Premises.

4)	The certificate of occupancy issued for the Property permits Tenant to use the Demised Premises for the purposes permitted under this Lease.

5)	As of the Commencement Date, the Demised Premises are free from all occupancies or tenancies whatsoever.

6)	No other tenant or occupant of the Property has been granted a right which would prohibit or limit the Use permitted to Tenant under this Lease.

7)	All utilities installed in the Demised Premises are in good working order as of the date hereof.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, or caused these presents to be signed by their proper corporate officers or other duly authorized representatives and their proper corporate seal (if applicable) to be hereto affixed, as of the day and year first above written.

WITNESS:                                                                           LANDLORD
Princeton Corporate Plaza, LLC
By:  Princeton Corporate Management Corp.,
       Managing Member

By: /s/ Harold Kent
Name:  Harold Kent
Title:  President
Date 06-30-11

WITNESS:                                                                           TENANT
Insmed, Inc.

By: /s/ Kevin P. Tully
Name:  Kevin P. Tully
Title:  Executive Vice President and CFO
Date 06-30-11

EXHIBIT A

Demised Premises

Floor plan of
Mezzanine Level

Floor plan of

First Floor

EXHIBIT A-1

Workletter Drawing – Floor Plan

EXHIBIT A-2

Workletter Drawing – Outlets

EXHIBIT A-3

Workletter Drawing – Ceiling Plan

EXHIBIT B

All Special requirements of Tenant that are not included in this Exhibit shall be at the sole cost and expense of Tenant.

1. FLOORING:
Office Area:	As shown on Exhibit A-1 Floor Plan
except for the items set forth in Exhibit B-1 “Description of Tenant’s Work”

Laboratory:	As shown on Exhibit A-1 Floor Plan
except for the items set forth in Exhibit B-1 “Description of Tenant’s Work”
2. PARTITIONS:
Office Area:	As shown on Exhibit A-1 Floor Plan
except for the items set forth in Exhibit B-1 “Description of Tenant’s Work”
Laboratory:	As shown on Exhibit A-1 Floor Plan
except for the items set forth in Exhibit B-1 “Description of Tenant’s Work”

3. ELECTRICAL:
Office Area:	As shown on Exhibit A-2 Outlet Plan
except for the items set forth in Exhibit B-1 “Description of Tenant’s Work”
Laboratory:	As shown on Exhibit A-2 Outlet Plan
except for the items set forth in Exhibit B-1 “Description of Tenant’s Work”
All outlets are 110v unless otherwise specified on Exhibit A-2. Special Electric by Tenant.

4. LIGHTING:
Office Area:	As shown on Exhibit A-3 Ceiling Plan
except for the items set forth in Exhibit B-1 “Description of Tenant’s Work”
Laboratory:	As shown on Exhibit A-3 Ceiling Plan
except for the items set forth in Exhibit B-1 “Description of Tenant’s Work”

5. CEILINGS:
Office Area:	As shown on Exhibit A-3 Ceiling Plan
except for the items set forth in Exhibit B-1 “Description of Tenant’s Work”
Laboratory:	As shown on Exhibit A-3 Ceiling Plan
except for the items set forth in Exhibit B-1 “Description of Tenant’s Work”

6. WALL FINISH:
Office Area:	Painted, one color.
Laboratory:	Painted, one color.

7. INTERIOR DOORS:
Office Area:	As shown on Exhibit A-1 Floor Plan
except for the items set forth in Exhibit B-1 “Description of Tenant’s Work”
Laboratory:	As shown on Exhibit A-1 Floor Plan
except for the items set forth in Exhibit B-1 “Description of Tenant’s Work”

8. PLUMBING:	Hold and Cold connections to Laboratory Sinks. Cold water Connections to Fume Hoods.

9. HEATING & AIR CONDITIONING:	Cooling 78 degrees at 95 degrees. Heating 68 degrees at 0 degrees. Installation of Two (2) New York 146-ton Air Handlers.

10. FIRE EXTINGUISHERS:	As per Township code.

11. SPRINKLERS:	As per Township code.

12. LABORATORY EQUIPMENT & FURNISHINGS: Cabinets and Benches, Fume Hoods, and Laboratory Sinks per Exhibit A-1 Floor Plan

13.	Exterior Glass: Eliminate Exterior View of mechanicals from outside of building. Clean and repair sloped glass windows to like-new condition.

EXHIBIT B-1

Description of Tenant’s Work

Fit-out Costs by Tenant:

All special requirements not included in Exhibit B will be at Tenant cost.

The following are included in the cost specified in the 11th Section of the Lease:

ALL BIDS AND CONTRACTS TO BE SUBMITTED TO TENANT FOR VERIFICATION AND APPROVAL:

Item	Description		Estimate Cost
1. MOVING:
Office Furniture moved and temporarily stored during construction: (3 days Estimated)
Movers Materials
Two (2) Trailer Rentals ~ 3 Months
Move and set up in offices.
Demo hoods and relocate two (2) B2 Hoods.
Remove lockers from from men & women’s restrooms
			$4,800 500 800 4,800 2,000

2. DEMOLITION:	Mezzanine Demolition	Electric Safe-Off Dumpsters Labor	$1,600 2,400 2,200
	Cold Box Removals	Refrigeration and Plumbing removal Electric Safe – Off	640 500
3. PARTITIONS:
Office Area:	Additional walls to suit Tenant’s office and conference room build out.		$25,000

4. DOORS:	Four (4) Double Doors, Twelve (12) New Solid Doors, Relocate Eight (8) Doors, Hardware		$11,128

5. GLASS:	Glass Double Entrance Doors and Butted Glass Partition Walls – Subject to final design.		$37,043

6. CEILINGS:
Office Area:	Adjusted grid and Install new tiles to new offices and conference areas		$ 13,290
Laboratory:	Vinyl Tile Ceiling –GMP-All Labs [Jaffco Bid]		$6,700

7. FLOORING:
Office Area:	Carpeting Cost above Landlord Allowance $12.00 psy		TBD
Laboratory:	One Piece Vinyl – QC Lab		$32,600
	Other Labs Vinyl composition tile

8. PAINTING:	All Mezzanine Walls New Paint		$18,293

9. SPRINKLER:	Adjust and add for new office and conference areas		$ 8,000

10. PLUMBING:	Hot and Cold water Lines, drain, and pump Galley for Kitchen		$ 3,000

11. HVAC:	Duct alterations for offices, conference rooms, diffusers, and VAV controls		$ 8,000

12. ELECTRICAL:	Electrical connections to Tenant supplied Equipment		TBD
	Twenty Five (25) additional Light Fixtures		$ 7,000
	One Hundred (100) Outlets		$12,000
	Additional Relocation of Fixtures and Outlets		$ 5,000
	Cut and Patch concrete floor for conference room floor jacks		$ 2,000

13. CABINETS:	Metal Closures in QC Lab		$ 7,765
	Electrostatic Painting of all cabinets and all Hoods		$ 19,902

14. STRUCTURAL:	Steel at Entrance		$20,000

	TOTAL:		$256,961

EXHIBIT C

ENVIRONMENTAL MATTERS

I.           NAICS

Tenant warrants and represents to the Landlord that the North American Industrial Classification System (“NAICS”) major group number, as defined in the most recent issue of the NAICS Manual issued by the Federal Office of Management and Budget, for Tenant’s operations at the Demised Premises is 541711.  Prior to any proposed changes of such NAICS Number, Tenant will notify Landlord.

II.           ISRA

1.
Tenant shall not operate any business at the Demised Premises which shall have an NAICS which is subject to the  Industrial Site Recovery Act,  N.J.S.A. 13:1K-6 et seq. and the regulations promulgated thereunder (hereinafter referred to as “ISRA”), nor shall Tenant change its use to any other use subject to ISRA without Landlord’s prior written consent, which may be withheld in Landlord’s sole discrection.

2.
Notwithstanding any provision of ISRA to the contrary, if Tenant is operating an “Industrial Establishment”, as that term is defined in ISRA, Tenant shall, at Tenant's own expense, comply with ISRA and the regulations promulgated thereunder.  In such event Tenant shall, at Tenant's own expense make all submissions to, provide all information to, and comply with all requirements of the State of New Jersey, Department of Environmental Protection (hereinafter referred to as the “NJDEP”). At no expense to Landlord, Tenant shall promptly provide all documents, studies, surveys, correspondence and other information requested by Landlord relating to or in furtherance of ISRA compliance.

3.
Tenant's obligations under this Exhibit C shall arise if there is any closing, termination or transferring of operations of an industrial establishment subject to ISRA. At no expense to Landlord, Tenant shall promptly provide all information requested by Landlord for preparation of non-applicability affidavits and shall promptly furnish such affidavits when requested by Landlord.

4.
Tenant shall indemnify, defend and save harmless Landlord from all fines, fees (including reasonable attorney's fees), suits procedures, claims, and actions of any kind arising out of Tenant's failure to provide all information, make all submissions, and take all actions required under ISRA or by the NJDEP.

5.
Tenant's obligations and liabilities under this Section of Exhibit C shall continue so long as Landlord remains responsible for compliance with ISRA. Tenant's failure to abide by the terms of this Section shall be restrained by injunction and such other relief as afforded by law.

III.           HAZARDOUS SUBSTANCES

1.	As used herein, Hazardous Substances shall be defined as

a.
any “hazardous chemical”, “hazardous substances”, “hazardous waste”, “toxic substances, pollutants or contaminants” or similar term as defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”), 42 U.S.C.A. 9601 et seq., ISRA, the New Jersey Spill Compensation and Control Act (the “Spill Act”), as amended, N.J.S.A. 58:10-23. 1lb et seq. (Regulations N.J.A.C. 7:1E-1.1 et seq.), the Solid Waste Management Act, N.J.S.A. 13:1E-1 et seq. (Regulations N.J.A.C. 7:26-1 et seq.), the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C.A. 6901 et seq., any rules or regulations promulgated thereunder or in any other Environmental Law, as defined in this Lease; or

b.	any substances which are or could be detrimental to the Demised Premises, the Property, the environment, human health or safety; or

c.	any substance the presence of which could cause liability at common law; or

d.	any substance that may not be deemed to be a hazardous substance in its virgin state prior to use by the Tenant but may thereafter be deemed to be a hazardous substance.

2.	As used herein, Release of Hazardous Substances by Tenant shall be defined as the spill, release, discharge or leak of any Hazardous Substances

a.	onto the Demised Premises from the date Tenant first took possession of the Demised Premises until the date Tenant has completely vacated the Demised Premises; or

b.	onto the Property at any time resulting from Tenant’s intentional or unintentional act or omission.

3.
Tenant agrees not to generate, store, manufacture, refine, transport, treat, dispose of or otherwise permit to be present on or about the Demised Premises and/or the Property any Hazardous Substances without the prior express written consent of the Landlord, and the parties acknowledge that no such consent has been given as of the date hereof except that the Landlord hereby expressly consents to Tenant’s use and/or storage of any and all of the Hazardous Substances set forth in the Tenancy Review, provided, however, that the quantities thereof shall be limited to the amounts set forth in the Tenancy Review.  In the event that the Landlord has given its consent and to the extent that Tenant may be permitted under applicable law to use the Demised Premises for the generating, manufacturing, refining, transporting, treating, storing, handling, disposing, transferring or processing of Hazardous Substances, Tenant shall insure that said use shall be conducted at all times strictly in accordance with Environmental Laws.

4.
Tenant will not cause or permit any Release of Hazardous Substances by Tenant.  In the event of any Release of Hazardous Substances by Tenant, Tenant shall promptly make the proper notifications and conduct the necessary sampling and cleanup and remediate such release in accordance with Environmental Laws, to the satisfaction of the Landlord.

5.
Should the NJDEP or any other agency with jurisdiction under any Environmental Laws determine that any investigation or remediation be undertaken because of any Release of Hazardous Substances by Tenant, then Tenant shall, at Tenant’s own expense, conduct the investigation and remediation including, but not limited to, the preparation and submission of any documents and financial assurances that may be required by such agency.  Tenant shall not be liable for the cost of that portion of the remediation which is solely related to Hazardous Substances existing on the Demised Premises prior to the date Tenant first took possession of the Demised Premises.

6.
Tenant's obligations and liabilities under this Section of Exhibit C shall continue so long as Landlord remains responsible for any Release of Hazardous Substances by Tenant at the Demised Premises. Tenant's failure to abide by the terms of this Section shall be restrained by injunction and such other relief as afforded by law.

IV.           AIR, WATER AND GROUND POLLUTION

1.
Tenant shall not install any underground or aboveground storage tanks at or on the Demised Premises or the Property without Landlord’s written consent, which may be withheld in Landlord’s sole discretion.

2.
Tenant expressly covenants and agrees to indemnify, defend and save the Landlord  harmless against any claims, damages, liability, costs, penalties, or fines including, without limitation, reasonable attorneys’ fees, which the Landlord may suffer as a result of air, water, ground or toxic waste pollution (hereinafter referred to as “Pollution”) caused by the Tenant in its use of the Demised Premises.  The Tenant covenants and agrees to notify the Landlord immediately of any claim or notice served upon it with respect to any such claim that the Tenant is causing Pollution; and the Tenant, in any event, shall take immediate steps to halt, remedy or cure any Pollution caused by the Tenant in its use of the Demised Premises. The foregoing covenant of indemnification shall survive the termination of this Lease in connection with any obligation of the Tenant hereunder.

V.           INSPECTION AND DOCUMENTATION

1.
At any time upon request of Landlord, Tenant must give Landlord and its representatives access to the Demised Premises during normal business hours to permit them to inspect the Demised Premises, inspect any documents pertaining to Tenant’s compliance with Environmental Laws, or perform any work in order to determine that the Demised Premises and its use by Tenant is in compliance with Environmental Laws, all at Tenant’s expense, payable as Additional Rent.

2.
Tenant shall promptly provide to Landlord a copy of any summons, citation, directive, order, claim, notice of litigation, investigation, proceeding, judgment, letter or other communication, written or oral, actual or threatened, from the NJDEP, the U.S. Environmental Protection Agency or other federal, state or local agency or authority or any other entity or any individual, concerning any act or omission by Tenant resulting in or which may result in the releasing of Hazardous Substances into the waters or onto the lands of the State of New Jersey or into waters outside of the jurisdiction of the State of New Jersey or into the “Environment” as defined in CERCLA. Written notice to Landlord shall also be made upon the imposition of any liens on any real property, personal property, or revenues of the Tenant, including but not limited to the Tenant's interest in a premises or any of the Tenant's property located thereupon, pursuant to the Spill Act or any Environmental Laws, governmental actions, orders or permits or any knowledge after due inquiry or investigation of any facts which could give rise to any of the above.

3.
In addition to the above, the Tenant’s notifications to the Landlord shall include but be not limited to all documentation and correspondence provided to the NJDEP pursuant to the Worker and Community Right-to-Know Act, N.J.S.A. 34:5A-1 et seq., and the regulations promulgated thereunder;

4.
Tenant shall promptly supply the Landlord with all reports and notices made by Tenant pursuant to the Spill Act, the regulations provided thereunder, and the Hazardous Substances Discharge Reports and Notices Act, N.J.S.A 13:1K-15 et seq., and the regulations promulgated thereunder .

5.	Tenant shall promptly provide Landlord with a copy of any permit obtained for the Demised Premises pursuant to any Environmental Law.

VI.           CONTINUING OBLIGATIONS AND INDEMNITY

1.
Notwithstanding the expiration or earlier termination of this Lease, if at any time during Tenant’s occupancy of the Demised Premises, Tenant has operated an Industrial Establishment, as that term is defined in ISRA, then Tenant shall have a continuing obligation to pay to Landlord the amount established under this Lease as Rent plus the difference between such Rent and the fair market rental value of the Demised Premises, if greater than the established Rent, for the period after expiration or earlier termination of this Lease until such time as the Tenant obtains and delivers to the Landlord a Negative Declaration or No Further Action Letter as defined in ISRA, or such other proof, reasonably satisfactory to the Landlord, that the Tenant has complied with  ISRA.

2.
Notwithstanding the expiration or earlier termination of this Lease, if there exists a violation of Environmental Laws at the Demised Premises which did not exist prior to the date Tenant first took possession of the Demised Premises or if Tenant has failed to fulfill its obligations under this Exhibit C, Tenant shall have a continuing obligation to pay to Landlord the amount established as Rent under this Lease plus the difference between such Rent and the fair market rental value of the Demised Premises, if greater than the established Rent, for the period after expiration or earlier termination of this Lease until the applicable governmental entities confirm, in writing, that the violation of Environmental Laws has been cured and that Tenant has fulfilled its obligation under Environmental Laws and under this Exhibit C.

3.
If a lien shall be filed against the Demised Premises arising in whole or in part out of (i) any Release of Hazardous Substances by Tenant, or (ii) the violation of Environmental Laws by Tenant, then Tenant shall pay the claim and remove the lien from the Demised Premises within thirty (30) days from the date Tenant is given notice of the lien or within such shorter period of time as may be required if the United States, the State of New Jersey, or any agency or subdivision of either such entity has commenced steps to cause the Demised Premises or the Property to be sold pursuant to the lien.  Tenant shall not be responsible for any portion of the lien which is related to a spill, release, leak or discharge of Hazardous Substances which occurred prior to the date Tenant first took possession of the Demised Premises.

4.
Tenant shall indemnify and hold harmless the Landlord and each mortgagee of the Property from and against any and all liabilities, damages, claims, losses, judgments, causes of action, costs and expenses (including the reasonable fees and expenses of counsel) which may be incurred by the Landlord or any such mortgagee relating to or arising out of the Tenant's generation, storage, manufacturing, refining, transportation, treatment, disposal, or other presence of Hazardous Substances on or about the Demised Premises and/or the Property or any Release of Hazardous Substances by Tenant or the Tenant's failure to comply with the provisions of this Exhibit C.

AGREEMENT OF SUBLEASE

THIS AGREEMENT OF SUBLEASE is made as of the 30th day of June, 2011, (“Effective Date”) by and between xxxx, a Delaware limited liability company, f/k/a xxxxx (“Sublandlord”), having an office at xxxxxxxxxxxxxxxxxxxxxxx, and Insmed, Inc., a Delaware corporation, (“Subtenant”), having an office at 11 Deer Park Drive, Suite 117 Monmouth Junction, New Jersey 08852.

WITNESSETH:

WHEREAS, by Lease dated as of February 5, 2002, and effective as of January 1, 2002 (as amended, the “Prime Lease”) by and between Princeton Corporate Plaza, LLC, a New Jersey limited liability company (“Prime Landlord”), and Sublandlord, as amended by that certain First Amendment to Lease, dated as of January 17, 2005 by and between Prime Landlord and Sublandlord (the “First Amendment”), Prime Landlord leased to Sublandlord the building known by the street address 9 Deer Park Drive, Monmouth Junction, NJ 08852 (the “Building”) and all common areas therein located on certain property described in Exhibit A attached hereto, together with certain other non-exclusive rights and those certain “Expansion Premises” described in the First Amendment (collectively, the “Prime Lease Premises”), which Prime Lease Premises are more particularly described in the Prime Lease, and a copy of such Prime Lease is attached hereto as Exhibit B and made a part hereof; and

WHEREAS, Sublandlord desires to sublease to Subtenant and Subtenant desires to sublease from Sublandlord a portion of the Prime Lease Premises described herein, and Sublandlord is willing to sublease such portion of the Prime Lease Premises on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Sublandlord and Subtenant, the parties agree as follows:

1. Subleasing of Premises.  Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord that portion of the Prime Lease Premises consisting of approximately 27,035 rentable square feet of floor area located on the first and second floors of the Building, depicted as the Three (3) phased occupancy-hatched area on the floor plan annexed hereto as Exhibit C and made a part hereof (the “Subleased Premises”).  As used herein, “Subleased Premises” shall include such appurtenant rights to use the common areas of the Building in common with Sublandlord and any other tenants and occupants thereof as granted to Sublandlord under the Master Lease to the extent reasonably required by Subtenant for the use of and access to the Subleased Premises as contemplated hereby, and the existing interior improvements of the Subleased Premises, upon and subject to all of the terms, covenants, rentals and conditions hereinafter set forth.

2. Term.  The term of this Sublease (the “Term”) shall commence on the last to occur of (i) the date this Sublease is fully executed by Sublandlord and Subtenant, (ii) the date on which Sublandlord receives Prime Landlord’s written consent to this Sublease in substantially similar form as the form of Consent of Prime Landlord attached hereto and incorporated herein as Exhibit D (“Prime Landlord’s Consent”), (iii) the date Sublandlord delivers possession of the Subleased Premises to Subtenant in accordance with Section 4 hereof or (iv) September 1, 2011 (the “Commencement Date”), with said Term to expire at midnight on December 31, 2011 (the “Expiration Date”), unless sooner terminated as hereinafter provided.  Following the Commencement Date, the parties shall, at either party’s request, execute a Commencement Date Agreement in the form attached hereto as Exhibit E to become a part hereof setting forth the Commencement Date and the Expiration Date.  The parties’ failure to execute such Commencement Date Agreement shall in no way affect Subtenant’ obligation to perform under this Sublease.  If Sublandlord fails to deliver possession of the Subleased Premises to Subtenant on or before the Commencement Date, this Sublease shall not be void or voidable nor shall Sublandlord be liable to Subtenant for any resulting loss or damage; provided, however, that Subtenant shall not be liable for any Rent (as hereinafter defined) until the earlier of delivery of the Subleased Premises to Subtenant or the date Subtenant first occupies any part of the Subleased Premises for any of the Permitted Uses.

3. Rent.

3.1 Fixed Rent.  During the Term, Subtenant shall pay to Sublandlord, fixed gross rent (“Fixed Rent”) as set forth below which Fixed Rent shall be due and payable in equal monthly installments of:

September 1, 2011:  $21,801.42 which represents Phase I area at the Gross Rate of $34.36 per square foot.

October 1, 2011:  $58,930.26 which represents Phase I and Phase II at the Gross Rate Of $34.36 per square foot.

November and  December 2011:  $77,410.22 which represents the full lease premises monthly rent at the gross rent of $34.36 per square foot.

 Monthly installments of Fixed Rent shall be due and payable, in advance, on the Effective Date and thereafter on the first (1st) day of each calendar month during the Term (except that installments of the Fixed Rent for less than a full calendar month shall be pro-rated on a per diem basis).  Sublandlord and Subtenant agree that, during the Term, the Fixed Rent to be paid by Subtenant to Sublandlord hereunder is intended to constitute full service “gross” rent meaning that Subtenant shall not be obligated to pay or reimburse Sublandlord for operating expenses in connection with utilities, services and building amenities to be provided by Prime Landlord, applicable to the Subleased Premises.  Fixed Rent shall be paid to Sublandlord (at Sublandlord’s address as set forth in Section 28 as said address may be changed from time to time by notice given under that section) without notice or demand and without deduction, abatement or set-off of any kind in lawful money of the United States which at the time shall be legal tender in payment of all debts and dues, public and private.

3.2 Additional Rent.  Subtenant agrees to pay to Sublandlord, as additional rent under this Sublease, the amount of any additional rent payable by Sublandlord under the Prime Lease other than Operating Expenses thereunder.  It is agreed that any and all amounts payable by the Sublandlord under the Prime Lease which are not specifically attributable to either the Subleased Premises or the remainder of the Premises of Sublandlord under the Prime Lease, shall be deemed attributable to the Subleased Premises and included in Additional Rent in the same proportion as the rentable area of the Subleased Premises bears to the rentable area of the Premises of Sublandlord under the Prime Lease.  The Additional Rent shall be apportioned during the year in which the Term of this Sublease commences and during the year in which such Term shall end, such that Subtenant shall be obligated to pay a proportionate share of such Additional Rental for the Sublease Premises which is attributable to the number of days of the Term hereof which are included in the period of which such Additional Rental is payable by Sublandlord under the Prime Lease.  Sublandlord shall give Subtenant copies of all relevant statements and bills received by Sublandlord pursuant to the applicable provisions of the Prime Lease, together with a statement of the amount of Additional Rent, if any, which Subtenant is required to pay under this section.  Subtenant shall pay Additional Rent within thirty (30) days of Subtenant’s receipt of this statement.  Subtenant shall also pay to Sublandlord, as Additional Rent, all other amounts payable by Sublandlord pursuant to the Prime Lease (other than Monthly Base Rent and Operating Expenses) which are attributable to the Subleased Premises and the Term of this Sublease or attributable to Subtenant or any person claiming by, through or under Subtenant or any of their respective employees, Subtenants, licensees, agents, contractors and invitees (each, a “Subtenant Party”).  Such amounts shall include without, limitation, charges for or related to Tenant’s Taxes, Alterations, costs incurred by Prime Landlord in repairing damage to the Building caused by Subtenant or any Subtenant Party, additional rent arising out of Section 6 of the Prime Lease (without limiting any obligations of Subtenant or any rights or remedies of Sublandlord under this Sublease), increased insurance premiums due as a result of Subtenant’s use or occupancy of the Subleased Premises; and amounts expended or incurred by Prime Landlord on account of any default by Subtenant under this Sublease which gives rise to a default under the Prime Lease.  Subtenant’s obligation to pay Additional Rent shall survive the expiration or earlier termination of this Sublease.  Subtenant agrees that the Subtenant’s obligation to pay Rent is not dependent upon the condition of the Subleased Premises or the performance by Sublandlord of its duties or obligations hereunder (or the performance by Prime Landlord of its duties or obligations under the Prime Lease).  For purposes of this Sublease, “Additional Rent” means any and all payments required to be made by Subtenant to Sublandlord hereunder during the Term, other than the Fixed Rent and “Rent” means, collectively, Fixed Rent and Additional Rent.

3.3 Deposits.  Simultaneously with Subtenant’s execution of this Sublease, Subtenant shall deposit with Sublandlord (a) the sum of Twenty One Thousand Eight Hundred One and 42/100 Dollars ($21,801.42) (the “Rental Deposit”), which shall be a deposit for and applied as Monthly Fixed Rent for the first full calendar month after Subtenant’s rent obligation commences hereunder and the balance thereof after such application shall be held in trust by Sublandlord and applied on account of the Monthly Base Rent and Additional Rent payable by Subtenant in respect of the last full calendar month of the Term, and (b) the sum of Fifty Thousand and no/100 Dollars ($50,000.00) (the “Security Deposit”), as security for the payment and performance by Subtenant of all Subtenant’s obligations, covenants, conditions and agreements under this Sublease.  In the event of any default by Subtenant hereunder, Sublandlord shall have the right, but shall not be obligated, to apply all or any portion of the Security Deposit to cure such default, in which event Subtenant shall, within five (5) days after written demand therefor, deposit with Sublandlord an amount sufficient to restore the Security Deposit to its original amount, and Subtenant’s failure to do so shall be a material breach of this Sublease.  Subtenant shall not be entitled to interest on the Security Deposit.  Within thirty (30) days after the later of the expiration or earlier termination of this Sublease or Subtenant’s vacating the Subleased Premises, Sublandlord shall return the Security Deposit to Subtenant, less such portions thereof as Sublandlord shall have applied to satisfy any of Subtenant’s obligations under this Sublease.  In the event Subtenant fails to perform its obligations and to take possession of the Subleased Premises on the Commencement Date, the Rental Deposit and Security Deposit shall not be deemed liquidated damages, and application of said sums to reduce Sublandlord’s damages shall not preclude Sublandlord from recovering additional damages incurred by Sublandlord or from pursuing any other remedy available to Sublandlord.

4. Acceptance of Subleased Premises.  Subtenant agrees to accept the Subleased Premises in its current “as is” condition, except only that [Sublandlord] agrees, subject to receipt of any required consent of Prime Landlord, to construct or cause to be constructed prior to the Commencement Date a demising wall and door at the location shown in Exhibit C, the cost of construction of such demising wall to be paid by Prime Landlord.  Without limiting the foregoing, Subtenant’s rights in the Subleased Premises are subject to all Legal Requirements, governing and regulating the use and occupancy of the Subleased Premises, the terms and conditions of the Prime Lease, and all matters now or hereafter of record.  Subtenant acknowledges that neither Sublandlord nor any agent or representative of Sublandlord agent has made any representation or warranty as to: (i) the present or future suitability of the Subleased Premises for the conduct of Subtenant’s business; (ii) the physical condition of the Subleased Premises; (iii) the expenses of operation of the Subleased Premises; (iv) the safety of the Subleased Premises, whether for the use by Subtenant or any other person; (v) the compliance of the Subleased Premises with applicable Laws; or (vi) any other matter or thing affecting or related to the Subleased Premises.  Subtenant acknowledges that no rights, easements or licenses are acquired by Subtenant by implication or otherwise except as expressly set forth herein.  Subtenant has inspected the Subleased Premises and become thoroughly acquainted with and accept their condition.  Subtenant specifically agrees that, except as expressly required by Laws in force as of the date hereof, Sublandlord has and shall have no duty to make any disclosures concerning the condition of the Building and the Subleased Premises or the fitness of the Building and the Subleased Premises for Subtenant’s intended use and Subtenant expressly waives any duty which Sublandlord might have to make any such disclosures.

5. Alterations.

5.1 Subtenant shall not make any alteration, improvement, decoration, or installation (collectively, “Alterations”) in or to the Subleased Premises, without in each instance obtaining the prior written consent of Prime Landlord and Sublandlord (which consent of Sublandlord may be withheld or conditioned in its sole and absolute discretion).  If any Alterations are made by Subtenant without complying with the terms of the Prime Lease and this Sublease, or without obtaining the prior written consent of the Prime Landlord and Sublandlord, Prime Landlord or Sublandlord may remove same, and may repair and restore the Subleased Premises and any damage arising from such removal, and Subtenant shall be liable for any and all costs and expenses incurred by Prime Landlord or Sublandlord in the performance of this work.   In no event shall Subtenant make any Alterations in or to the Subleased Premises if to do so would constitute a default under the Prime Lease.

5.2 If any Alterations are consented to by Prime Landlord and Sublandlord, Subtenant may have such Alterations performed in a good and workmanlike manner by contractors of its own choice, at its cost and expense, provided that Subtenant has obtained written approval of the contractor by Prime Landlord and Sublandlord, which approval of Sublandlord will be based upon the contractor’s being properly licensed, adequately bonded and insured, and the contractor’s financial condition, experience and past job performance.  The design of and plans for all Alterations undertaken by Subtenant shall also be subject to prior written approval of Prime Landlord and Sublandlord in accordance with the standards set forth in the Prime Lease and shall not be commenced until such approval is obtained.  If any Alterations are consented to by Prime Landlord and Sublandlord, Subtenant shall comply with all applicable provisions of the Prime Lease with respect to the performance of such Alterations.  With reasonable notice to Subtenant, Prime Landlord and Sublandlord shall at all times have the right to inspect the work performed by any contractor selected by Subtenant during normal business hours.

5.3 Upon the expiration or earlier termination of this Sublease, Subtenant shall surrender the Subleased Premises, together with all Alterations and other improvements (including, without limitation, plumbing, lighting, electrical, HVAC, telecommunications (unless Sublandlord otherwise directs), and other items used in the operation of the Subleased Premises), subject only to reasonable wear and tear and to damage, if any, by fire or other casualty.  All Alterations in or upon the Subleased Premises made by Subtenant shall become part of and remain in the Subleased Premises upon such expiration or termination without compensation, allowance or credit to Subtenant; provided, however, that upon the expiration or earlier termination of this Sublease, (i) in the event Subtenant makes Alterations in or to the Subleased Premises in violation of the provisions set forth in this Section 5, or (ii) if the terms of the Prime Lease or the Prime Landlord’s consent to any Alterations require (or permit the Prime Landlord to require), upon the expiration or earlier termination of the Prime Lease or this Sublease, removal of such Alterations, or any portion(s) thereof, and/or the restoration of the Subleased Premises by reason of the installation or removal of such Alterations, or any portion(s) thereof, Subtenant shall remove said Alterations and thereafter repair all damage resulting from such removal and restore the Subleased Premises to the condition as of the date possession was delivered to Subtenant (or such other condition as required by the Prime Lease or the Prime Landlord’s consent, if applicable).  If Subtenant fails or refuses to remove such Alterations, or fails to repair and restore the Subleased Premises, Prime Landlord or Sublandlord may cause the same to be removed, and repairs and restoration to be made, in which event Subtenant shall reimburse to the party who caused said Alterations to be removed and repairs made, the cost of such removal, repairs and restoration, together with any and all damages which Prime Landlord or Sublandlord may suffer and sustain by reason of Subtenant’s failure or refusal to remove said Alterations.  Subtenant shall surrender to Sublandlord all keys and combinations to locks which Subtenant is permitted to leave.  If the Term of this Sublease (or any portion thereof) expires at or about the date of the expiration of the Prime Lease (or any portion thereof), and if Sublandlord is required under or pursuant to the terms of the Prime Lease to remove any Alterations, Subtenant shall permit Sublandlord to enter the Subleased Premises for a reasonable period of time prior to the expiration of this Sublease for the purpose of removing its Alterations and restoring the Subleased Premises as required.  The obligations of Subtenant as provided in this paragraph shall survive the expiration or earlier termination of this Sublease.

6. Compliance with Legal Requirements.  Subtenant shall comply with all Legal Requirements applicable to the Subleased Premises (including, without limitation, Legal Requirements as defined in the Prime Lease and all local, state and federal laws, regulations, codes, ordinances and orders), and Subtenant’s use of and activities with respect to the Building and with all Legal Requirements relating to the use or occupancy of the Subleased Premises and to the Common Areas (other than those requiring structural alterations, except as required as a result of Subtenant’s Alterations), including, without limitation, making non-structural alterations or providing auxiliary aids and services to the Subleased Premises as required by the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq. (the “ADA”) and other Legal Requirements governing handicapped access or architectural barriers, and all rules, regulations and guidelines promulgated under such laws, as amended from time to time to the extent such alterations, aids or services (x) are required by Subtenant’s particular use or occupancy of the Subleased Premises, (y) are required for any reason as the result of the non-compliance of the Subleased Premises with any revisions or amendments to the ADA which become effective after the Commencement Date or (z) are due to any alterations or improvements installed by Subtenant in the Subleased Premises (including any resulting ADA compliance requirements applicable to either and both the Premises and Common Areas).  Subtenant further agrees that all telephone and other communication installation and use requirements will be compatible with the Building and in compliance with the requirements of the Prime Lease, and that Subtenant will be solely responsible for all of its telephone and communication installation and usage costs.

7. Care, Surrender and Restoration of the Subleased Premises.  Without limiting any other provision of this Sublease or the Prime Lease:

(a) Subtenant shall take good care of the Subleased Premises, suffer no waste or injury thereto.  Subject to Article 7 of the Prime Lease, all fixtures, paneling, partitions, railings and like installations, installed in the Subleased Premises at any time, either by Subtenant or by Sublandlord on Subtenant’s behalf (“Subtenant’s Alterations”) shall, upon installation, become the property of Sublandlord and shall remain upon, and be surrendered with, the Subleased Premises unless Sublandlord, by notice to Subtenant prior to installation of Subtenant’s Alterations, elects to relinquish Sublandlord’s right to any fixtures, paneling, partitions, railings or like installations which may be installed by Subtenant, and to have such Subtenant’s Alterations, or any portion thereof, removed by Subtenant, in which event, the same shall be removed from the Subleased Premises by Subtenant on or prior to the Expiration Date at Subtenant’s expense.  Nothing in this subsection (b) shall be construed to give Sublandlord title to, or prevent Subtenant’s removal of, trade fixtures, movable office furniture, furnishings and equipment, but upon removal of any such from the Subleased Premises or upon removal of other installations as may be required by Sublandlord, Subtenant shall immediately and at its expense, repair and restore the Subleased Premises to the condition existing prior to the installation and repair any damage to the Subleased Premises or the Building due to such removal, so as to restore the Subleased Premises to the condition required under subsection 7(b)of this Section 4.

(b) Upon the Expiration Date or sooner termination of the Term, Subtenant shall quit and surrender the Subleased Premises to Sublandlord, broom clean, in good order and condition, ordinary wear and tear, damage by fire, and other casualty excepted, and Subtenant shall remove all of its property and shall repair all damage resulting from such removal or its use of the Subleased Premises.  In the event Subtenant does not do so, Prime Landlord or Sublandlord may, at its option, remove the same (and repair any damage occasioned thereby and restore the Subleased Premises as aforesaid) and dispose thereof, or warehouse the same, and Subtenant shall pay the cost of such removal, repair, restoration, delivery or warehousing to Sublandlord, or Sublandlord may treat said property as having been conveyed to Sublandlord, with this Sublease constituting a bill of sale therefor, without further payment or credit by Sublandlord to Subtenant.  All personal property in or about the Subleased Premises owned by Subtenant or any other party shall be at the risk of Subtenant only, and Sublandlord shall not be liable for any loss or damage thereto or theft thereof.  The obligations of Subtenant as provided in this section shall survive the expiration or earlier termination of this Sublease.  If the Expiration Date or sooner termination of the Term of this Sublease falls on a Sunday, this Sublease shall expire at midnight on the preceding Saturday unless it be a legal holiday, in which case it shall expire at midnight on the preceding business day.

8. Use.  Subtenant shall use and occupy the Subleased Premises only for pharmaceutical research and development and office and administration use, in accordance with the use permitted under the Prime Lease and the applicable zoning regulations and all other applicable Legal Requirements, and for no other purposes whatsoever.

9. Subordination to and Incorporation of Terms of Prime Lease.

9.1 This Sublease is in all respects subject and subordinate to the terms and conditions of the Prime Lease and to the matters to which the Prime Lease is or shall be subordinate and of which Subtenant receives notice.  Except as otherwise expressly provided in this Sublease, the terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements of the Prime Lease are incorporated in this Sublease by reference and made a part hereof as if herein set forth at length, and shall, as between Sublandlord and Subtenant constitute the terms of this Sublease, except as excluded in Section 20 herein.  Subtenant shall be bound by and comply with all of said included terms, conditions and covenants of the Prime Lease with respect to the Subleased Premises herein for the benefit of both Sublandlord and Prime Landlord, it being understood and agreed that wherever in the Prime Lease the word “Tenant” appears, for the purposes of this Sublease, the word “Subtenant” shall be substituted, and wherever the word “Landlord” appears, for the purposes of this Sublease, the word “Sublandlord” shall be substituted; and the term “Premises” shall refer to the Subleased Premises; and that upon the breach of any of said terms, conditions or covenants of the Prime Lease by Subtenant or upon the occurrence of an Event of Default by Subtenant, Sublandlord may exercise, in addition to all rights and remedies granted to Sublandlord under this Sublease, any and all rights and remedies granted to Prime Landlord by the Prime Lease.  Subtenant shall be obligated, however, to pay only the Rent, Rental Deposit and Security Deposit provided for in this Sublease and not the amounts of rent, rental escalations and security deposit provided to be paid by Sublandlord under the Prime Lease.  In addition, any provisions in the Prime Lease allowing or purporting to allow Sublandlord any rent concessions or abatements or construction or improvements allowances, or granting Sublandlord any option or right to expand the Premises of Sublandlord under the Prime Lease, extend the term of the Prime Lease or any other option, shall not apply to this Sublease.  Subtenant further acknowledges and understands that notwithstanding anything to the contrary herein, in the event that the Prime Lease is terminated for any reason, this Sublease shall also be automatically and simultaneously terminated, and Subtenant shall vacate the Subleased Premises in accordance with all terms of the Prime Lease and this Sublease.  There shall be no presumption that terms of the Prime Lease are not applicable to construing the provisions of this Sublease based upon the inclusion or omission of specific provisions in this Sublease (it being understood, however, that to the extent of any conflict between the terms of this Sublease and the terms of the Prime Lease, the terms of this Sublease shall control).  In the event of any conflict between this Sublease and the Prime Lease, the terms of this Sublease shall control between Sublandlord and Subtenant.  Whenever the provisions of the Prime Lease incorporated as provisions of this Sublease require the written consent of Prime Landlord, said provisions shall be construed to require the written consent of both Prime Landlord and Sublandlord.  Subtenant hereby acknowledges that it has read and is familiar with all the terms of the Prime Lease (including all amendments), and agrees that this Sublease is subordinate and subject to the Prime Lease.  Sublandlord hereby represents that the copy of the Prime Lease delivered to Subtenant for such purpose and attached hereto as Exhibit F, [redacted to expunge certain confidential economic information], otherwise is a true, correct and complete copy of such Prime Lease.

9.2 To the extent practicable, Subtenant shall perform affirmative covenants which are also covenants of Sublandlord under the Prime Lease at least five (5) business days prior to the date when Sublandlord’s performance is required under the Prime Lease.  Without limiting the generality of the foregoing, Subtenant shall be responsible for all maintenance, repairs and replacements to the Subleased Premises and its equipment to the extent Sublandlord is obligated to perform the same under the Prime Lease.  In the event Subtenant desires to take any action and the Prime Lease would require Sublandlord to obtain the consent of Prime Landlord before undertaking any such action of the same kind, Subtenant shall not undertake the same without the prior written consent of Sublandlord and Prime Landlord, and Sublandlord may condition its consent upon the receipt of Prime Landlord’s consent to same.

9.3 In addition to Sublandlord’s rights and remedies under this Sublease, Sublandlord shall have all of the rights and remedies of Prime Landlord under the Prime Lease as against Subtenant.

10. Rules and Procedures.  Subtenant hereby acknowledges and agrees that other Subtenants of Sublandlord may occupy other portions of the Premises.  In addition to any rules and regulations of the Prime Lease, Subtenant’s use of the Subleased Premises and access to and use of the Common Areas and any other services in connection with the Subleased Premises or this Sublease shall be subject to such additional rules and procedures reasonably promulgated by Sublandlord and delivered to Subtenant from time to time.  Subtenant’s compliance with such rules and procedures constitutes a material inducement to Sublandlord’s willingness to enter into this Sublease; any violation thereof shall constitute a material breach of this Sublease.

11. Termination of Prime Lease.  If the Prime Lease terminates with respect to the Subleased Premises, prior to the expiration or earlier termination of this Sublease, this Sublease shall concurrently terminate, unless this Sublease becomes a direct lease of the Building between Prime Landlord and Subtenant as provided in the Prime Landlord’s Consent or unless Prime Landlord and Subtenant agree to deem this Sublease to be a direct lease of the Subleased Premises between Prime Landlord and Subtenant; provided that as a condition to such direct lease, Sublandlord shall be released from all liabilities and obligations under this Sublease and the Prime Lease with respect to the Subleased Premises arising from and after the date that the Prime Lease terminated with respect to the Subleased Premises.

12. Consent or Approval of Prime Landlord.  All references in this Sublease (whether in the text itself or by incorporation from the Prime Lease) to the consent or approval of Prime Landlord or Sublandlord shall mean the written consent or approval of Prime Landlord or Sublandlord, as the case may be.  If any request or demand is made by Prime Landlord (whether requiring an act, restraint or payment) directly to Subtenant pursuant to the Prime Lease in respect of a corresponding obligation under the Prime Lease, then such request or demand shall be honored and performed or adhered to as if the request or demand was made directly by Sublandlord.  In all provisions of this Sublease requiring the satisfactory approval or consent of Sublandlord, Subtenant first shall be required to obtain the approval or consent of Sublandlord and then, if Sublandlord under similar circumstances would be required under the terms of the Prime Lease, to obtain the like approval or consent of Prime Landlord, Sublandlord shall forward to Prime Landlord such requests as Subtenant may submit for approval or consent from Prime Landlord.  In the case of a time sensitive matter, Subtenant may submit the request for approval or consent simultaneously to Prime Landlord and Sublandlord.  Whenever, pursuant to this Sublease, Prime Landlord or Sublandlord’s consent or approval, or the review or consideration by Prime Landlord or Sublandlord of any matter, is permitted, solicited or required prior to or in connection with any activity planned or undertaken on behalf of Subtenant (including, without limitation, Prime Landlord’s consent to this Sublease), Subtenant shall reimburse Prime Landlord and Sublandlord for all reasonable expenses (including, without limitation, the reasonable fees and disbursements of attorneys and other professional consultants) incurred by Prime Landlord and Sublandlord, as the case may be, in connection with such consideration, review, consent or approval.  Such reimbursement shall be made by Subtenant within twenty (20) days after written demand.  Expenses incurred by Sublandlord shall be deemed to include any expenses or fees payable to Prime Landlord under the Prime Lease.

13. Subtenant’s Obligations.  Except as otherwise specifically provided herein, all acts to be performed and all of the terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements to be observed by Sublandlord, as tenant under the Prime Lease of the Prime Lease Premises, shall be performed, and observed by Subtenant, and Subtenant’s obligations shall run to Sublandlord or the Prime Landlord as Sublandlord may determine to be appropriate or required by the respective interests of Sublandlord and Prime Landlord.  In the event of any inconsistency between the Prime Lease and this Sublease, such inconsistency (i) if it relates to obligations of, or restrictions on, Subtenant, shall be resolved in favor of that obligation which is more onerous to Subtenant or that restriction which is more restrictive of Subtenant, as the case may be, or (ii) if it relates to the rights of, or benefits to be conferred upon, Subtenant, shall be resolved in favor of this Sublease.  Subtenant assumes and agrees to perform Sublandlord’s obligations under the Prime Lease during the Sublease Term to the extent such obligations are applicable to the Subleased Premises and are not either excluded from incorporation herein or specifically contradicted or modified herein.  Subtenant covenants and agrees that Subtenant shall not do anything that would constitute a default under the Prime Lease or omit to do anything that Subtenant is obligated to do under the terms of this Sublease so as to cause there to be a default under the Prime Lease, and this Sublease is made upon the condition of such performance.

14. Prime Landlord’s Obligations.  It shall be the obligation of Prime Landlord to provide all utilities and services to be provided by Prime Landlord under the terms of the Prime Lease and to satisfy all obligations and covenants of Prime Landlord made in the Prime Lease.  Subtenant acknowledges that Sublandlord shall be under no obligation to provide any such services or satisfy any such obligations or covenants; provided, however, Sublandlord, upon written notice by Subtenant, shall use reasonable efforts to enforce all obligations of Prime Landlord under the Prime Lease, without any obligation of Sublandlord to incur any costs or bring any legal action against Prime Landlord.

15. Sublandlord’s Obligations.  Sublandlord does not assume any obligation to perform the provisions of the Prime Lease to be performed by Prime Landlord and Sublandlord is not making the same representations and warranties, if any, made by Prime Landlord in the Prime Lease.  Sublandlord shall not be liable to Subtenant for any default, failure or delay on the part of Prime Landlord in the performance or observance by Prime Landlord of any of its obligations under the Prime Lease, nor shall such default by Prime Landlord affect this Sublease or waive or defer the performance of any of Subtenant’s obligations hereunder, except to the extent that such default by Prime Landlord excuses performance of Sublandlord under the Prime Lease.  Sublandlord shall reasonably cooperate with Subtenant, at no cost to Sublandlord, in seeking to obtain the performance of Prime Landlord pursuant to the Prime Lease.  However, such cooperation shall not include any obligation to cure Prime Landlord’s defaults, whether under Section 40 of the Prime Lease or otherwise.  Subtenant shall not receive any abatement of Rent under this Sublease because of the Prime Landlord’s failure to perform any of its obligations under the Prime Lease, except that if Sublandlord receives an abatement of rent from the Prime Landlord relating to the Subleased Premises, Subtenant shall receive a proportionate benefit of such abatement of rent to the extent same is allocable to Rent payable hereunder.  As long as no Event of Default by Subtenant exists hereunder, Sublandlord (i) shall continue to perform the obligations of tenant under the Prime Lease which are not incorporated herein, including the obligation of Sublandlord to pay rent to Prime Landlord in accordance with the provisions of the Prime Lease and (ii) agrees not to voluntarily terminate, cancel or surrender the Prime Lease with respect to the Subleased Premises during the Sublease Term, subject, however to any termination of the Prime Lease without the fault of the Sublandlord.  It is understood and agreed, however, that Sublandlord has no duty or obligation to Subtenant under the aforesaid Sections of the Prime Lease other than to perform the obligations of Sublandlord as tenant under the Prime Lease during the Sublease Term.

16. Broker.  Sublandlord and Subtenant each represents and warrants to the other that it has not dealt with any broker in connection with this Sublease other than Ryan S. Walsh of Cushman & Wakefield, Inc., who represented Sublandlord (collectively, the “Brokers”), and that it knows of no other real estate broker, agent or finder who is entitled to a commission in connection with this Sublease.  Each party agrees to indemnify, defend and hold harmless the other party from and against any and all claims, demands, losses, liabilities, judgments, costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealing with any real estate broker, agent or finder other than the Brokers.  Sublandlord shall pay to Brokers a commission for procuring this Sublease pursuant to a separate agreement between Brokers and Sublandlord.

17. Waiver and Release.

(a) Subtenant hereby releases and waives any and all claims against Prime Landlord and Sublandlord and each of their respective officers, directors, partners, members, agents and employees (the “Indemnitees”) for injury or damage to person, property or business sustained in or about the Building or the Subleased Premises by Subtenant other than by reason of gross negligence or willful misconduct of Prime Landlord or Sublandlord and except in any case which would render this release and waiver void under applicable law.  Subtenant shall and hereby does indemnify and hold the Indemnitees harmless from and against any and all actions, claims, demands, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (“Losses”) asserted against, imposed upon or incurred by the Indemnitees by reason of (a) any default caused, suffered or permitted by Subtenant or any Subtenant Party, of any of the terms, covenants or conditions of the Prime Lease or this Sublease, or (b) any damage or injury to persons or property occurring upon or in connection with the use or occupancy of the Subleased Premises (including, but not limited to any Losses arising out of the making of the Subleased Improvements by Subtenant, its agents and employees) other than those arising from the gross negligence of willful misconduct of the Indemnitees, as applicable, or (c) any work or thing whatsoever done or condition created by Subtenant or any Subtenant Party in, on or about the Subleased Premises or the Building, or (d) any other act or omission of Subtenant or any Subtenant Party.  The provisions of this Section 17 shall survive the expiration or earlier termination of this Sublease.

18. Environmental Matters.  As between Sublandlord and Subtenant, the following provisions shall supplement any and all similar obligations of the Prime Lease incorporated by reference into this Sublease and, in the event of any inconsistency between the Prime Lease and this Sublease, such inconsistency shall be resolved in favor of those obligations which are more onerous to Subtenant and in favor of those restrictions which are more restrictive of Subtenant, as the case may be:

18.1 Subtenant does hereby covenant to Sublandlord that no Hazardous Materials (as defined herein) will be introduced by Subtenant, its agents, servants or employees into, on, under, or around the Subleased Premises, other than those normally utilized in an office environment, including, but not limited to, Hazardous Materials which may be contained in cleaning solutions or products utilized in photostatic copying and other office machines, but only so long as such materials are utilized, stored or present on the Subleased Premises in a manner consistent with the instructions of the manufacturer of such materials and in a manner and quantity that do not violate any Environmental Laws (as defined herein) and, in all events, in strict compliance with all Environmental Laws.

18.2 Subtenant shall not cause or permit any other Hazardous Material to be used, stored, generated or disposed of on or in the Subleased Premises by Subtenant or the Subtenant Parties without first obtaining Sublandlord’s written consent.  If Hazardous Materials are used, stored, generated or disposed of on or in the Subleased Premises except as permitted above, or if the Subleased Premises become the subject of an Environmental Claim (as defined herein) in any manner during the Term, Subtenant shall indemnify and hold harmless the Sublandlord from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, a decrease in value of the Subleased Premises, damages caused by loss or restriction of rentable or usable space, or any damages caused by adverse impact on marketing of the space, and any and all sums paid for settlement of claims, attorney’s fees, consultant and expert fees) arising during or after the Term and arising as a result of such Environmental Claim.  This indemnification includes, without limitation, any and all costs incurred by Sublandlord because of any investigation of the site or any cleanup, removal or restoration mandated by a federal, provincial or local agency or political subdivision.  Without limitation of the foregoing, if Subtenant or any of the Subtenant Parties cause or permits the presence of any Hazardous Material on the Subleased Premises that results in an Environmental Claim, Subtenant shall promptly at its sole expense, take any and all necessary actions to return the Subleased Premises to the condition existing prior to the presence of any such Hazardous Material on the Subleased Premises.  Subtenant shall first obtain Sublandlord’s written approval for any such remedial action.

18.3 Sublandlord or its agents may perform an environmental inspection of the Subleased Premises at any time during the Term, upon prior written notice to Subtenant, or without notice in the event of an emergency or other extraordinary circumstance.  The cost of such inspection shall be borne by Sublandlord unless such inspection arises out of the act or omission of Subtenant.  Sublandlord agrees to use commercially reasonable efforts to minimize any interference to Subtenant’s use and enjoyment of the Subleased Premises in connection with the performance of such inspection.

18.4 Subtenant will assume full responsibility for reporting any release, spill, leak, discharge, disposal, pumping, pouring, emission, emptying, injecting, leaching, dumping or escaping  (“Release”) or threat of Release of any Hazardous Materials at the Subleased Premises to the appropriate environmental agencies and immediately provide notice of such Release or threat of Release to Sublandlord.  Subtenant will assume full responsibility for any investigation, clean-up or other action required in relation to any such Release or threat of Release and will indemnify and hold Sublandlord harmless for any claims, costs, or expenditures in relation thereto.  Subtenant will take all necessary precautions to avoid any such Release or threat of Release.

18.5 As used in this Section 18, the following terms shall have the following meanings:

(a) “Environmental Laws” means collectively, any environmental law, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §6901, et. seq., the Clean Water Act, 33 U.S.C. §1251, et. seq., the Clean Air Act, 42 U.S.C. §7401, et. seq., the Safe Water Drinking Act, 14 U.S.C. §300f, et. seq., the Toxic Substances Control Act, 15 U.S.C. § 2601, et. seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. §136 et. seq., the Occupational Safety and Health Act, 29 U.S.C. §651 et. seq., all regulations promulgated under any of the foregoing laws, any state law equivalents to any of the foregoing, and any other law related to environmental matters or liability with respect to or affecting the Subleased Premises or the Building, whether in effect now or in the future.

(b) “Hazardous Materials” (or any derivation thereof) means any and all hazardous materials, toxic substances, chemicals, contaminants, pollutants, solid wastes or waste, as defined by any Environmental Law, and also includes, but is not limited to, any asbestos, lead paint, mold, radon, petroleum, petroleum products, petroleum by products, reactive materials, ignitable materials, corrosive materials, hazardous chemicals, hazardous waste, toxic substances, toxic chemicals, chemicals, pesticides, radioactive materials, polychlorinated byphenols, methane, soil vapor (but only to the extent soil vapor is caused by a Release), gas (but only to the extent gas is caused by a Release), linoleum, and surface and subsurface man-made media left at or underneath the Property, and any other element, compound, mixture, solution, substance, material, waste or the like which may pose a present or potential danger to human health and safety, biota or the environment.

(c) “Environmental Claim” means any claim based upon any Environmental Laws or relating in any way to Hazardous Materials.

18.6 Survival.  The provisions of this Section 18 shall survive the expiration or earlier termination of this Sublease.

19. Quiet Enjoyment.  As long as Subtenant pays all of the Rent due hereunder and otherwise performs and observes all of the obligations, terms and conditions contained herein, Subtenant shall peaceably and quietly have, hold and enjoy the Subleased Premises against Sublandlord and all persons claiming by, through or under Sublandlord for the Sublease Term herein described, subject to the terms and conditions of this Sublease.

20. Exclusion of Terms of Prime Lease; Modifications Applicable to Sublease.  The following provisions of the Prime Lease do not apply to Subtenant or this Sublease and are not incorporated into this Sublease or are modified as described below:  Sections 1.1, 3.1 through 3.3, 3.7, 7.4, 8.6, 9.2, the last sentence of Section 15.1 and Section 41 are not incorporated into this Sublease.  Sublandlord shall not be obligated to perform Section 5.2 of the Prime Lease.  As between Sublandlord and Subtenant, the requirements of Section 5 of this Sublease shall supplement those of Section 7 of the Prime Lease and, notwithstanding Section 7.1 of the Prime Lease, Sublandlord’s consent shall be required under the terms and conditions of Section 5 of the Sublease with respect to Alterations.  Sublandlord shall have no obligation to provide the services described in Section 9 of the Prime Lease.  As between Sublandlord and Subtenant, Section 23 of this Sublease shall supplement the requirements of Section 10 of the Prime Lease.  Sublandlord shall have no repair or restoration obligations under Sections 11 or 12 of the Prime Lease.  Section 26 of the Prime Lease shall apply to notices to Prime Landlord and not to payment or notices given hereunder.

21. Condition of the Subleased Premises; Subtenant’s Changes.  Notwithstanding anything to the contrary contained in the Prime Lease, Subtenant may make initial improvements to the Subleased Premises and from time to time during the Term non-structural changes to the Subleased Premises without the consent of Sublandlord so long as such changes do not exceed $50,000 in any one instance.

22. Assignment and Subletting.  Subtenant, for itself, its successors and assigns, covenants that it shall not assign, whether by operation of law or otherwise, or pledge or otherwise encumber this Sublease, or sublet all or any part of the Subleased Premises without obtaining the prior written consent of Sublandlord.  Sublandlord reserves the right to transfer and assign its interest in and to this Sublease to any entity or person who shall succeed to Sublandlord’s interest in and to the Prime Lease, provided that such entity shall recognize Subtenant and this Sublease.  Notwithstanding anything to the contrary contained in this Sublease, to the extent permitted under the express terms of the Prime Lease, Subtenant shall have the right to make, without Sublandlord’s and Prime Landlord’s consent, any assignment of this Sublease or subletting of all or any portion of the Subleased Premises to (a) a parent, subsidiary, affiliate or division of Subtenant, (b) any entity with which or into which Subtenant may consolidate or merge, or (c) any entity acquiring all or substantially all of the assets of Subtenant.

23. Insurance.

(a) Subtenant agrees to maintain in responsible companies of recognized financial standing qualified to do business, and in good standing, in the State of New Jersey (i) commercial general liability insurance covering the Subleased Premises insuring Prime Landlord and Sublandlord as well as Subtenant with limits which shall be equal to those required to be maintained by Sublandlord under Section 4 of the Prime Lease and (ii) Worker’s Compensation Insurance with statutory limits covering all of Subtenant’s employees working in the Subleased Premises and (iii) all other insurance types and coverages as specified in the Prime Lease to be obtained and maintained by Sublandlord, as tenant thereunder, in amounts not less than those specified in the Prime Lease.  Subtenant shall deposit promptly with Sublandlord certificates for such insurance, and all renewals thereof, bearing the endorsement that the polices will not be canceled until after ten (10) days’ written notice to both Sublandlord and Prime Landlord.

(b) Subtenant may carry all such insurance required hereunder pursuant to a blanket policy.

(c) All policies of insurance obtained by Subtenant shall name Prime Landlord and Sublandlord as additional insureds and/or loss payees (as applicable) therein in accordance with the Prime Lease.  Subtenant’s insurance shall be primary to Prime Landlord’s and Sublandlord’s insurance.  Subtenant will deliver to Sublandlord on or before the Commencement Date and annually thereafter on the anniversary of the Commencement Date, certificates reflecting that Subtenant has obtained and is maintaining the required insurance coverages in the appropriate amounts.  Anything in this Sublease to the contrary notwithstanding, Sublandlord and Subtenant each hereby waive any and all rights of recovery, claims, actions or causes of action against the other and the officers, directors, partners, members, agents and employees of each of them, and Subtenant hereby waives any and all rights of recovery, claims, actions or causes of action against Prime Landlord and its officers, directors, partners, members, agents and employees for any loss or damage that may occur to the Subleased Premises, or any improvements thereto, or any personal property of any person therein or in the Building, by reason of fire, the elements or any other cause insured against (or required to be insured against by the terms of this Sublease) under fire and extended coverage insurance policies, regardless of cause or origin, including negligence, except in any case which would render this waiver void under law, to the extent that such loss or damage is actually recovered under said insurance policies (or would have been recovered had the insurance required by this Sublease been maintained).  Subtenant agrees to obtain, for the benefit of Prime Landlord and Sublandlord, appropriate waiver of subrogation rights and endorsements from its insurer.

24. End of Term.  If Subtenant shall remain in possession of the Subleased Premises or any part thereof after the expiration or prior termination of the Term hereof, as the same may be extended, the parties agree that no such holding over by Subtenant shall operate to extend or renew this Sublease, and that any such holding over shall be construed as a tenancy-at-sufference at a Monthly Fixed Rent equal to two hundred percent (200%) of the Monthly Fixed Rent in effect prior to expiration or termination, and shall otherwise remain subject to all of the conditions, provisions and obligations of this Sublease insofar as the same are applicable to a tenancy at sufferance, including, without limitation, the payment of all Additional Rent and all other amounts due from Subtenant to Sublandlord hereunder.  No holding over by Subtenant after the expiration or termination of the Term of this Sublease shall be construed as permission by Sublandlord to holdover.  Subtenant shall indemnify and hold Sublandlord harmless from and against any and all damages (actual, consequential and otherwise), losses, costs and expenses, including reasonable attorneys’ fees, incurred by Sublandlord arising out of or in any way attributable to such holding over and/or failure to deliver the Subleased Premises in the condition required by this Sublease on the expiration or earlier termination of the Term of this Sublease.  Nothing contained herein shall be construed as consent by Sublandlord to any holding over.  Subtenant’s obligations hereunder shall survive the expiration or earlier termination of this Sublease.

25. Estoppel Certificates.  Subtenant will at any time upon not less than ten (10) days’ prior written notice from Sublandlord execute, acknowledge and deliver to Sublandlord a statement in writing (i) certifying that this Sublease is unmodified (or, if modified, stating the nature of such modification) and is in full force and effect, the amount of any Security Deposit, and the date to which Rent are paid in advance, if any, (ii) acknowledging that there are not, to Subtenant’s knowledge, any uncured defaults on the part of Sublandlord hereunder or of Prime Landlord under the Prime Lease, or specifying such defaults if any are claimed, and (iii) any other matters relating to the Sublease or the Sublease Premises as may be reasonably requested by Sublandlord.  Any such statement may be conclusively relied upon by any prospective purchaser, transferee or encumbrancer of the Sublease Premises or of Sublandlord’s interest in this Sublease.

26. Default.

(a) In the event that: (i) Subtenant shall default in the payment of Rent (for three (3) days after written notice); or (ii) Subtenant shall default in the performance or observance of any of the terms, conditions and covenants of this Sublease for seven (7) days after written notice thereof, unless the default cannot be cured with reasonable diligence within such period and the Subtenant commences and diligently proceeds with rectifying such default thereunder and completes the cure of such default within thirty (30) days following Subtenant’s receipt of the original written notice of such default; or (iii) the institution in a court of competent jurisdiction of proceedings for reorganization, liquidation, or involuntary dissolution by Subtenant, or for its adjudication as a bankrupt or insolvent, or for the appointment of a receiver of the property of Subtenant occurs, provided that such proceedings are not dismissed, and any receiver, trustee or liquidator appointed therein is not discharged within sixty (60) days after the institution of said proceedings; or (iv) any other event occurs which involves Subtenant or the Subleased Premises and which would constitute a default under the Prime Lease if it involved Sublandlord or the Premises of Sublandlord under the Prime Lease, which continues after the expiration of any applicable cure period thereunder; or (v) a default under the Prime Lease occurs which continues after the expiration of any applicable cure period thereunder and which is the result of any act or omission of Subtenant or any Subtenant Party; or (vi) any purported or attempted assignment of this Sublease or further sublet of the Subleased Premises occurs in contravention of this Sublease or the Prime Lease; or (vii) the default or non-performance of any other obligation of Subtenant hereunder which, if it remains uncured would result in a default of Sublandlord under the Prime Lease, and such event is not cured at least fifteen (15) days in advance of the time period required (if any) for a cure thereof under the Prime Lease (each of the foregoing, an “Event of Default” under this Sublease), then Sublandlord, in addition to and not in limitation of any rights otherwise available to it, shall have the same rights and remedies with respect to such default as are provided to Prime Landlord under the Prime Lease with respect to defaults by Sublandlord as tenant thereunder, with the same force and effect as though all such provisions relating to any such default or defaults were set forth herein in their entirety, and Subtenant shall have all of the obligations of the tenant under the Prime Lease with respect to such default or defaults.

(b) In the event of a default by Subtenant in the performance of any of its non-monetary obligations hereunder, Sublandlord may, at its option, and without waiving any other remedies for such default herein or at law or by incorporation by reference of the Prime Lease provided, at any time thereafter, cure such default for the account of Subtenant, and any amount paid or incurred by Sublandlord in so doing shall be deemed paid or incurred for the account of Subtenant and Subtenant agrees promptly to reimburse Sublandlord therefor and save Sublandlord harmless therefrom; provided, however, that Sublandlord may cure any such default as aforesaid prior to the expiration of any waiting period if reasonably necessary to protect Sublandlord’s interest under the Prime Lease or to prevent injury or damage to persons or property.

(c) All rights and remedies of Sublandlord herein enumerated shall be cumulative and none shall exclude any other right allowed by law or in equity and said rights and remedies may be exercised and enforced concurrently and whenever and as often as occasion therefor arises.

27. Destruction, Fire and other Casualty.  If the whole or any part of the Subleased Premises or the Building shall be damaged by fire or other casualty and the Prime Lease is not terminated on account thereof by either Sublandlord or Prime Landlord in accordance with the terms thereof, this Sublease shall remain in full force and effect.  In the event of a fire or other casualty affecting the Building or the Subleased Premises, or of a taking of all or a part of the Building or Subleased Premises under the power of eminent domain:  (i) Sublandlord shall not have any obligation to repair or restore the Subleased Premises or any Alterations or personal property; (ii) Subtenant shall be entitled only to a proportionate abatement of Monthly Fixed Rent, Additional Rent and other charges to the extent Sublandlord receives a corresponding abatement of rent under the Prime Lease during the time and to the extent the Subleased Premises are unfit for occupancy for the purposes permitted under this Sublease and not occupied by Subtenant as a result thereof; (iii) Subtenant shall not, by reason thereof, have a right to terminate this Sublease unless the Prime Lease shall be terminated; and (iv) Sublandlord reserves the right to terminate the Prime Lease and this Sublease in connection with any right granted to it under the Prime Lease whether or not the Subleased Premises is damaged or the subject of a taking.  In the event Prime Landlord or Sublandlord exercises the right to terminate the Prime Lease as the result of any such fire, casualty or taking, Sublandlord shall provide Subtenant with a copy of the relevant termination notice and this Sublease shall terminate on the date upon which the Prime Lease terminates.

28. Notices.

(a) Whenever, by the terms of this Sublease, notice, demand or other communication shall or may be given to either party, the same shall be in writing and shall be personally delivered, or sent by United States mail postage prepaid as registered or certified mail, return receipt requested, or sent by reputable overnight courier service, and delivered to the following addresses:

If to Sublandlord:

xxxx
New York, NY 10017
Attention:  xxxx

and to:

xxxxx
New York, NY 10017
Attention:  xxxx

and to:

xxxx
New York, NY 10017
Attention:  xxxx

and to:

xxxx
Washington, DC 20004
Attention:  xxxx

If to Subtenant:

Insmed , Inc.
11 Deer Park Drive Suite 117
Monmouth Junction, NJ 08852
Attn:  Timothy Whitten, President and CEO

or to such other address or addresses as shall from time to time be designated by written notice by either party to the other as herein provided.  Any Notice shall be deemed delivered on the date it is personally delivered (or delivery is refused), the business day after deposited with a national, reputable overnight courier service for next day delivery, or three (3) business days after being sent by United States mail in accordance with the foregoing.  Sublandlord and Subtenant each promptly shall deliver to the other copies of all notices, requests, demands or other communications which relate to the Subleased Premises or the use or occupancy thereof after receipt of the same from Prime Landlord or others.

(b) Each party hereunder shall promptly furnish the other with copies of all notices under the Prime Lease or this Sublease with respect to the Subleased Premises which such party shall receive from Prime Landlord under the Prime Lease.

29. Sublease Conditional Upon Certain Consents.  Attached to this Sublease as Exhibit “D” is the unconditional consent of Prime Landlord in accordance with the terms of the Prime Lease.

30. Prime Landlord’s Consent; Default Notices.  This Sublease shall be subject to obtaining the written consent of Prime Landlord as required by Article 10 of the Prime Lease in form reasonably satisfactory to Sublandlord.  Subtenant shall (i) pay all costs, fees and charges required by Prime Landlord to be paid in connection with any consent of Prime Landlord required pursuant to this Sublease or the Prime Lease and (ii) comply, at Subtenant’s sole cost and expense, with any other requirements or conditions required by Prime Landlord, this Sublease or the Prime Lease in connection with such consent.  Sublandlord and Subtenant agree to promptly provide the other party with any notices received from Prime Landlord of a claimed default with respect to the Subleased Premises.

31. Inspection.  Sublandlord reserves the right, upon reasonable prior notice, to enter the Subleased Premises for the purpose of inspecting the Subleased Premises, exhibiting the Subleased Premises to persons having a legitimate interest therein, or curing any default by Subtenant under this Sublease.

32. Force Majeure.  If Sublandlord or Subtenant is in any way delayed or prevented from performing any obligation (except, with respect to Subtenant, its obligation to timely pay Rent, any obligation set forth in the provisions hereunder pertaining to Subtenant’s maintaining insurance policies, or any holdover) due to fire, act of God, governmental act or failure to act, strike, labor dispute, inability to procure materials or any cause beyond its reasonable control (whether similar or dissimilar to the foregoing events), then the time for performance of such obligation shall, to the extent permitted by the Prime Lease, be excused for the period of such delay or prevention and extended for a period equal to the period of such delay or prevention.

33. Parking.  Subject to Prime Landlord’s provision to Sublandlord of the parking rights which Sublandlord is granted under the Prime Lease, Sublandlord agrees to make available to Subtenant, at no cost to Subtenant, as of the Commencement Date, up to Ten (10) parking permits (the “Parking Permits”) for the unreserved parking of standard passenger automobiles in the parking area serving the Building (the “Parking Area”) subject to the terms and conditions of the Prime Lease.   Subtenant shall not sell, assign or permit anyone other than Subtenant’s personnel to use any of the Parking Permits.

34. Limit of Sublandlord’s Liability.  Notwithstanding anything to the contrary contained in this Sublease, neither Sublandlord, its affiliated companies nor its and their partners, members, officers, directors, employees, agents, servants and contractors (collectively, the “Sublandlord Parties”), shall be liable for any losses, costs, damages or injury to person or property or resulting from the loss of use thereof sustained by Subtenant or any Subtenant Party, based on, arising out of, or resulting from, any cause whatsoever, including any due to the Building becoming out of repair, or due to the occurrence of any accident or event in or about the Building, or due to any act or neglect of Prime Landlord or any tenant or occupant of the Building or any other person.  Notwithstanding the foregoing provision of this Section, Sublandlord shall not be released from liability to Subtenant for any physical injury to any natural person caused by Sublandlord’s gross negligence or willful misconduct to the extent such injury is not covered by insurance either carried by Subtenant (or such person) or required by this Sublease to be carried by Subtenant; provided that neither Sublandlord nor any Sublandlord Party shall under any circumstances be liable for any exemplary, punitive, consequential or indirect damages (or for any interruption of or loss to business).  Notwithstanding anything to the contrary set forth in this Sublease, if Subtenant or any other Subtenant Party is awarded a judgment or other remedy against Sublandlord, the recourse for satisfaction of the same shall be limited to execution against Sublandlord’s interest in the Prime Lease.  No other asset of Sublandlord or any other Sublandlord Party shall be available to satisfy, or be subject to, such judgment or other remedy, nor shall any such person be held to have any personal liability for satisfaction or any claim or judgment.

35. Waiver; Consent to Service; Venue.  SUBLANDLORD, SUBTENANT, AND ANY AND ALL GENERAL PARTNERS OF SUBTENANT EACH WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS SUBLEASE, THE RELATIONSHIP OF SUBLANDLORD AND SUBTENANT HEREUNDER, SUBTENANT’S USE OR OCCUPANCY OF THE DEMISED PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE.   SUBTENANT FURTHER WAIVES ANY RIGHT TO RAISE ANY NON-COMPULSORY COUNTERCLAIM IN ANY ACTION OR PROCEEDING INSTITUTED BY SUBLANDLORD.  THIS SUBLEASE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY.  SUBTENANT CONSENTS TO SERVICE OF PROCESS AND ANY PLEADING RELATING TO ANY SUCH ACTION AT THE DEMISED PREMISES; PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL BE CONSTRUED AS REQUIRING SUCH SERVICE AT THE DEMISED PREMISES.  SUBLANDLORD, SUBTENANT, AND ALL SUCH GENERAL PARTNERS EACH WAIVES ANY OBJECTION TO THE VENUE OF ANY ACTION FILED IN ANY COURT SITUATED IN THE JURISDICTION IN WHICH THE BUILDING IS LOCATED, AND WAIVES ANY RIGHT, CLAIM OR POWER, UNDER THE DOCTRINE OF FORUM NON CONVENIENS OR OTHERWISE, TO TRANSFER ANY SUCH ACTION TO ANY OTHER COURT.

36. Miscellaneous.

(a) This Sublease may not be extended, renewed, terminated, or otherwise modified or waived except by an instrument in writing signed by the party against whom enforcement of any such modification is sought.

(b) It is understood and agreed that all understandings and agreements heretofore had between the parties hereto are merged in this Sublease, which alone fully and completely expresses their agreement, and that the same is entered into after full investigation, neither party relying upon any statement, representation or warranty made by the other not embodied in this Sublease.

(c) Neither Sublandlord nor any agent or representative of Sublandlord has made or is making, and Subtenant in executing and delivering this Sublease is not relying upon, any warranties, representations, promises or statements whatsoever, except to the extent expressly set forth in this Sublease.

(d) The failure of Sublandlord to insist in any instance upon the strict keeping, observance or performance of any covenant, agreement, term, provision or condition of this Sublease or to exercise any election herein contained shall not be construed as a waiver or relinquishment for the future of such covenant, agreement, term, provision, condition or election, but the same shall continue and remain in full force and effect.  No surrender of possession of the Subleased Premises or of any part thereof or of any remainder of the Term of this Sublease shall release Subtenant from any of its obligations hereunder unless accepted by Sublandlord in writing.  The receipt and retention by Sublandlord of Rent from anyone other than Subtenant shall not be deemed a waiver of the breach by Subtenant of any covenant, agreement, term or provision of this Sublease, or as the acceptance of such other person as a tenant, or as a release of Subtenant of the covenants, agreements, terms, provisions and conditions herein contained.  The receipt and retention by Sublandlord of any Rent with knowledge of the breach of any covenant, agreement, term, provision or condition herein contained shall not be deemed a waiver of such breach.

(e) The paragraph headings appearing herein are for purposes of convenience only and are not deemed to be a part of this Sublease.  The schedules and exhibits attached to this Sublease are a part of this Sublease.

(f) The provisions of this Sublease shall be governed by and construed in accordance with the laws of the State of New Jersey.

(g) Subtenant represents and warrants to Sublandlord that Subtenant is a duly organized corporation, in good standing under the laws of the jurisdiction of its formation, is qualified to do business and is in good standing in the jurisdiction in which the Building is located, has the power and authority to enter into this Sublease, and that all corporate action, as applicable, requisite to authorize Subtenant to enter into this Sublease has been duly taken.  Each of the Sublandlord and Subtenant, and the person signing this Sublease on their respective behalf, represent and warrant that the execution and delivery of the Sublease by such person have been duly authorized by appropriate corporate action of Sublandlord or Subtenant, as applicable, and this Sublease is the valid and legally binding obligation of Sublandlord or Subtenant, as applicable.

(h) If Subtenant shall include more than one person, the obligations of all such persons under this Sublease shall be joint and several and the provisions of this Sublease shall individually apply to each person comprising Subtenant.  The obligations of this Sublease shall bind and benefit the permitted successors and assigns of the parties with the same effect as if mentioned in each instance where a party hereto is named or referred to.

(i) The submission of this Sublease to Subtenant for examination does not constitute a reservation of or option for the Subleased Premises, and this Sublease shall become effective only when it is executed and delivered by Sublandlord and Subtenant and consented to in writing by Prime Landlord in accordance herewith.  Nothing contained in this Sublease shall be construed as creating a partnership or joint venture between Subtenant and Sublandlord, or to create any other relationship between the parties other than that of Subtenant and Sublandlord.

(j) If a court finds any provision of this Sublease unenforceable, all other provisions shall remain enforceable, and such unenforceable provision shall be deemed severed from this Sublease.

(k) To facilitate execution, this Sublease may be executed in as many counterparts as may be required, and it shall not be necessary that the signature of each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of each party, or that the signatures of the persons required to bind any party, appear on one or more of such counterparts.  All counterparts shall collectively constitute a single agreement.

IN WITNESS WHEREOF, this Agreement of Sublease has been duly executed as of the day and year first above written.

SUBLANDLORD:

xxxx

By:/s/ Sanjiv Awasthi
Name: Sanjiv Awasthi
Title: VP

SUBTENANT:

Insmed, INC.

By: /s/ Kevin P. Tully
Name: Kevin P. Tully
Title: EVP & CFO

EXHIBIT A
Prime Lease Premises

EXHIBIT B
Prime Lease

EXHIBIT C
Subleased Premises Page 1 of 2

PHASE 1 - 7,615 S.F. (Zig Zag Hatching)

PHASE 2- 12,967 S.F. (Cross Hatching)

PHASE 3- 6, 454 S.F. (Single Hatching)

First Floor Floor Plan

EXHIBIT C
Subleased Premises Page 2 of 2

Mezzanine Level Floor Plan

EXHIBIT D
Consent to Sublease

Attached hereto